UNITED STATES	OMB APPROVAL
SECURITIES AND EXCHANGE COMMISSION	OMB Number: 3235-0059
Washington, D.C. 20549	Expires: January 31, 2008
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Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.         )

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule §240.14a-12

Santander BanCorp.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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207 Ponce de León Avenue

San Juan, Puerto Rico 00918

March 24, 2008

Dear Stockholder:

On behalf of the Board of Directors, I cordially invite you to attend the 2008 Annual Meeting of Stockholders of Santander BanCorp. The meeting will be held on April 24, 2008 at 10:00 a.m. at the Conference Room located at the parking level of Santander Tower, B-7 Tabonuco St., Guaynabo, Puerto Rico. The formal notice and proxy statement for this meeting are attached to this letter.

It is important that you sign, date and return your proxy as soon as possible, even if you currently plan to attend the Annual Meeting. You may still attend the Annual Meeting and vote in person, if you desire, but returning your proxy card will assure that your vote is counted if you are unable to attend. Your vote, regardless of the number of shares you own, is important.

I thank you for your cooperation.

Sincerely,

José R. González

President & Chief Executive Officer

SANTANDER BANCORP

207 Ponce de León Avenue

San Juan, Puerto Rico 00918

____________________________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on Thursday, April 24, 2008

____________________________

To the Stockholders:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Santander BanCorp (the “Meeting”) for the year 2008 will be held at 10:00 a.m. on Thursday, April 24, 2008, at the Conference Room located at the parking level of Santander Tower, B-7 Tabonuco St., Guaynabo, Puerto Rico, to consider and act upon the following matters:

(1)	To elect three (3) directors for a three-year term;

(2)	To ratify the appointment of Deloitte & Touche, LLP (“D&T”) as the Corporation’s independent registered public accounting firm for the year ending December 31, 2008;

(3)	To transact any and all other business as may be properly brought before the Meeting or any adjournments thereof. Management at present knows of no other business to be brought before the Meeting.

Stockholders of record at the close of business on March 14, 2008, are entitled to notice of and vote at the Meeting.

By Order of the Board of Directors,
Rafael S. Bonilla, Esq.
Secretary

San Juan, Puerto Rico

March 24, 2008

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER YOU OWN. EVEN IF YOU PLAN TO BE PRESENT, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENVELOPE PROVIDED. IF YOU ATTEND THE MEETING, YOU MAY VOTE EITHER IN PERSON OR BY YOUR PROXY. YOU MAY REVOKE IN WRITING OR IN PERSON ANY PROXY GIVEN AT ANY TIME PRIOR TO THE EXERCISE THEREOF.

TABLE OF CONTENTS

Page

ABOUT THE MEETING	1
SOLICITATION OF PROXIES	1
VOTING SECURITIES AND VOTE REQUIRED FOR APPROVAL	2
PRINCIPAL HOLDERS OF CAPITAL STOCK	2
Beneficial Owners of 5% or More	2
Beneficial Ownership by Officers, Directors or Nominees	2
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	3
BOARD OF DIRECTORS	3
PROPOSAL ONE: ELECTION OF CLASS B DIRECTORS FOR A THREE-YEAR TERM	4
NOMINEES FOR ELECTION	4
Class B Directors – Terms Expiring in 2011	4
MEMBERS OF THE BOARD OF DIRECTORS	5
Class A Directors – Terms Expiring in 2010	5
Class C Directors – Terms Expiring in 2009	5
MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES	6
Audit Committee	6
Executive Sessions of Independent Directors	7
Compensation and Nomination Committee	7
Compensation Committee Interlock and Insider Participation	8
Special Offered Securities Finance Committee	8
Investment Committee	8
ALCO	9
COMMITTEES OF THE BOARD OF DIRECTORS OF THE BANK	9
Credit Committee	9
Trust Committee	9
COMPENSATION OF DIRECTORS	9
Indemnification of Directors	10
EXECUTIVE OFFICERS	10
COMPENSATION OF EXECUTIVE OFFICERS	12
Compensation Disclosure and Analysis	12
Report of the Compensation and Nomination Committee	24
Employee Agreements, Termination of Employment and Change in Control Arrangements	25
REPORT OF THE AUDIT COMMITTEE	26
DISCLOSURE OF AUDIT FEES	27
Audit Fees	27
Audit-Related Fees	27
Tax Fees	27
All Other Fees	27
Pre-Approval Policy and Procedures	27
TRANSACTIONS WITH RELATED PARTIES	27
PROPOSAL TWO: INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	28
PROPOSALS OF SECURITY HOLDERS TO BE PRESENTED AT THE	28
2009 ANNUAL MEETING OF STOCKHOLDERS	28
COMMUNICATION WITH DIRECTORS	28
CORPORATE GOVERNANCE GUIDELINES	29
ANNUAL REPORT AND OTHER MATTERS	29

2

SANTANDER BANCORP

207 Ponce de León Avenue

San Juan, Puerto Rico 00918

_________________

PROXY STATEMENT

For the Annual Meeting of Stockholders

To be held on Thursday, April 24, 2008

ABOUT THE MEETING

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Santander BanCorp (the “Corporation”) of proxies to be voted at the Annual Meeting of Stockholders to be held at 10:00 a.m. on April 24, 2008, at the Conference Room located at the parking level of Santander Tower, B-7 Tabonuco St., Guaynabo, Puerto Rico, and any adjournment thereof. Enclosed with this Proxy Statement is the Annual Report to Stockholders, including the consolidated financial statements of the Corporation for the fiscal year ended on December 31, 2007, duly audited by D&T as the Corporation’s independent registered public accounting firm. This Proxy Statement, the enclosed Annual Report, the Notice of Meeting of Stockholders and the form of proxy are being sent to stockholders on or about March 24, 2008.

All shares represented by each properly signed and returned proxy card in the accompanying form, unless revoked, will be voted at the Meeting in accordance with stockholder’s instructions indicated on the proxy card. If no instructions are marked on the proxy card, the shares will be voted in favor of the proposals described in this Proxy Statement. A stockholder may revoke the accompanying proxy at any time before it is voted; either by delivering a subsequent duly executed proxy or other written notice of revocation to the President or Secretary of the Corporation at the Corporation’s principal executive offices, Santander BanCorp, 207 Ponce de León Avenue, San Juan, Puerto Rico, 00918, or by attending the Meeting and voting in person. Proxies solicited hereby may be exercised only at the Meeting and any adjournment thereof and will not be used for any other meeting.

Each proxy solicited hereby also confers discretionary authority on the Board of Directors of the Corporation to vote the proxy with respect to the approval of the minutes of the last meeting of stockholders, the election of any person as director if any nominee is unable to serve or for good cause will not serve, matters incident to the conduct of the Meeting, and upon such other matters as may properly come before the Meeting. Management is not aware of any business that may properly come before the Meeting other than those matters described in this Proxy Statement. However, if any other matters should properly come before the Meeting, it is intended that proxies solicited hereby will be voted with respect to those other matters in accordance with the judgment of the persons voting the proxies.

SOLICITATION OF PROXIES

The Corporation will pay the cost of the solicitation of proxies, including preparing and mailing the Notice of Meeting, this Proxy Statement and the proxy card. The Corporation has retained the services of Mellon Investor Services, LLC, which also acts as the Corporation’s Transfer Agent, to assist the Corporation in the solicitation of proxies for this Meeting. The fee to be paid by the Corporation to such proxy solicitation firm should not exceed $5,500, plus reimbursement of all out-of-pocket expenses. Brokerage house and other nominees, fiduciaries and custodians who are holders of record of shares of the Corporation’s Common Stock, $2.50 par value per share (the “Common Stock”), will be requested to forward proxy soliciting material to the beneficial owners of such shares and will be reimbursed by the Corporation for their expenses in connection therewith at customary and reasonable rates. In addition to solicitation by mail, directors, officers and employees of the Corporation may solicit proxies by telephone, facsimile transmission or other personal contact, for which such persons will receive no additional compensation.

VOTING SECURITIES AND VOTE REQUIRED FOR APPROVAL

The only outstanding voting securities of the Corporation are shares of its Common Stock. Each stockholder of record at the close of business on March 14, 2008 (the “Record Date”), is entitled to notice of and vote at the Meeting and any adjournment or adjournments thereof. On the Record Date, excluding shares held as treasury stock, there were 46,639,104 shares of Common Stock outstanding, with each share entitled to one vote. The presence, in person or by proxy, of a simple majority of the shares entitled to vote will constitute quorum for the Meeting. Abstention from voting, which may be specific on all matters except the election of directors, will be considered shares present and entitled to vote on all matters and, accordingly, will have the same effect as a vote against a matter. Broker non-votes are included in the determination of the number of shares present and voting; however, they are not counted for purposes of determining the number of votes cast with respect to a particular proposal. Accordingly, broker non-votes are not counted as votes for or against a particular proposal.

PRINCIPAL HOLDERS OF CAPITAL STOCK

The following sets forth information known to the Corporation as to the persons or entities, which as of the Record Date, by themselves or as a group, as the term is defined by Rule 13d-3 of Regulation 13D under the Securities Exchange Act of 1934, as amended, are the beneficial owners of 5% or more of the issued and outstanding Common Stock. All information concerning persons who may be beneficial owners of 5% or more of the Common Stock is derived from Schedule 13(D) or 13(G) statements filed and notified to the Corporation.

Beneficial Owners of 5% or More:

Name	Number of Shares	Percentage
Banco Santander, S.A. (“BSSA”) (formerly known as Banco Santander Central Hispano, S.A.) Ciudad Grupo Santander Boadilla del Monte Madrid, Spain 28660	42,252,418(1)	90.59%

____________________

(1) Includes shares of common stock owned by its subsidiaries

Beneficial Ownership by Officers, Directors or Nominees:

The following table sets forth information with regard to the total number of shares of Common Stock beneficially owned by each current member of the Board of Directors, each nominee to the Board of Directors, each current executive officer, and by all current directors and executive officers as a group as of the Record Date. Information regarding the beneficial ownership by executive officers and directors is derived from information submitted by such executive officers and directors.

Name	Amount of Beneficial Ownership(1)	Percentage of Outstanding Voting Securities(2)
Gonzalo de Las Heras	-	-
Víctor Arbulu	-	-
Stephen A. Ferriss	-	-
Roberto H. Valentín	3,769	*
Jesús M. Zabalza	-	-
José R. González	14,531(3)	*
Carlos M. García	25,000(4)	*
María Calero	10,683	*
José Alvarez	-	-
Juan Carlos Batlle	-	-
Rafael S. Bonilla	-	-
Miguel Cabeza	-	-
Héctor Calvo	-	-
Eric Delgado		-
Justo Muñoz(5)	-	-

Name	Amount of Beneficial Ownership(1)	Percentage of Outstanding Voting Securities(2)
Ivonna Pacheco	66	*
James Rodríguez	5,442	*
José Santoni	852(6)	*
Ingrid Schmidt	-	-
Tomás E. Torres	-	-
Bartolomé Vélez	-	-
Total Shares owned by Directors, Nominees and Executive Officers, as a group	60,343	*
____________________
(1)	For purposes of this table, “beneficial ownership” is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended.
(2)	Based on the number of shares of Common Stock as of the Record Date.
(3)	Mr. González’ shares are held in a margin securities account with Santander Securities Corporation.
(4)

4,000 shares of the 25,000 shares reported are indirectly owned by Mr. García through Palo Negro Development, Inc., a Puerto Rico Corporation wholly owned by Mr. García. All of Mr. García’s beneficially owned shares are held in a margin securities account with Santander Securities Corporation.

(5)	Mr. Muñoz serves as Executive Vice President and Consumer Business Director since May 2007.
(6)	550 of Mr. Santoni’s shares of Common Stock are held in a margin securities account with TD Ameritrade.

_____________________________________

*	Less than one percent (1%).

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that the directors and executive officers of the Corporation file with the Securities Exchange Commission, or the “SEC,” reports of ownership and changes in ownership of Common Stock and to furnish the Corporation with copies of all Section 16(a) forms they file.

Based solely on a review of the copies of Forms 3, 4 and 5 and amendments thereto furnished to the Corporation with respect to its 2007 fiscal year, the Corporation has no knowledge that any person subject to Section 16(a) has failed to file the required forms on a timely basis.

BOARD OF DIRECTORS

The Corporation’s By-laws give the Board of Directors the power to set, by resolution of an absolute majority of the Board, the number of directors at no less than five nor more than eleven and always an odd number. The Board has fixed the number of directors at nine. The Corporation currently has eight directors and a vacancy. The directors of the Corporation are also the members of the Board of Directors of Banco Santander Puerto Rico (the “Bank”), except for Mr. Stephen A. Ferriss and Mr. Víctor Arbulu.

Article Fifth of the Corporation’s Articles of Incorporation and Section 2 of Article II of the Corporation’s By-Laws establish a three-class structure for the election of members of the Board of Directors. It provides that the Board of Directors shall be divided into three classes as nearly equal in number as possible and that the members of each class shall be elected for a term of three years and until their successors are elected and qualified. The last election of directors was held on May 24, 2007.

Regular meetings of the Board of Directors are held at least quarterly. Special Board meetings are held when called by or at the request of the Chairman of the Board of Directors, the President of the Corporation or one-third of the directors.

Under the New York Stock Exchange’s (“NYSE”) listing standards, a “controlled company” is a company of which more than 50% of the voting power is held by an individual, a group or another company. The Board of Directors has determined that the Corporation is a “controlled company” within the meaning of the NYSE’s listing standards. The basis for such determination is BSSA’s ownership of approximately 90.59% of the Corporation’s voting shares. As a “controlled company,” the Corporation is exempt from certain listing standards of the NYSE. Specifically, the Corporation is not required to have: (a) a board of directors comprised of a majority of independent directors; (b) a compensation and nomination committee comprised of independent directors; or (c) director nominees selected or recommended for selection by the Board of Directors by a majority of the independent directors or by a nominating committee comprised of independent directors. The Corporation, however, is not exempt from other corporate governance standards of the NYSE, including the requirements of having an audit committee comprised of at least three independent directors and holding regularly scheduled meetings in which only the independent directors are present. The Board of Directors has made the determination that the members of the Audit Committee satisfy such independence requirements. (For more information, please see “Audit Committee” below.)

PROPOSAL ONE: ELECTION OF CLASS B DIRECTORS FOR A THREE-YEAR TERM

At the Meeting, three nominees who are currently directors assigned to “Class B” will be elected to serve until the 2011 annual meeting of stockholders or until their respective successors are elected and qualified. The remaining directors will continue to serve as directors, as follows: until the 2009 annual meeting of stockholders, in the case of the directors assigned to “Class C;” and until the 2010 annual meeting of stockholders, in the case of the directors assigned to “Class A,” or in each case, until their successors are elected and qualified.

The persons named as proxies in the accompanying proxy form have advised the Corporation that, unless otherwise instructed, they intend to vote at the meeting the shares covered by the proxies FOR the election of the three nominees named below, and that if any one or more of such nominees should become unavailable for election they intend to vote such shares FOR the election of such substitute nominees as the Board of Directors may propose. The Corporation has no knowledge that any nominee will become unavailable for election.

There are no cumulative voting rights for the election of directors. The vote of the holders of the majority of the total votes eligible to be cast at the Meeting is required for the approval of this Proposal.

Information relating to principal occupation, business experience and directorships during at least the last five years (including positions held with the Corporation, age and the period during which each director has served) is set forth below.

NOMINEES FOR ELECTION

Class B Directors – Terms Expiring in 2011

José R. González (53 years). Mr. González has served as President and Chief Executive Officer of the Corporation and as Vice Chairman of the Board of Directors of the Corporation since October 2002. He has served as Director of the Corporation since June 2000. Mr. González serves as Chairman of the Board of Directors of several of the Corporation’s subsidiaries and affiliates, including Santander Securities Corporation, Santander Insurance Agency, Inc., Santander Financial Services, Inc., Island Insurance Corporation, Santander International Bank, Inc. Santander Overseas Bank, Inc. and Crefisa, Inc. Mr. González also serves as Vice Chairman of the Board of Directors of the Bank and Santander Asset Management. Prior to his appointment as President and Chief Executive Officer of the Corporation, Mr. González served as Senior Executive Vice President and Chief Financial Officer of the Corporation from July 2001. From 1996 to July 2001, Mr. González served as President and Chief Executive Officer of Santander Securities Corporation, a securities broker-dealer. From 1995 to 1996, Mr. González was Vice President and Chief Financial Officer of MOVA Pharmaceutical Corporation, a privately held pharmaceutical manufacturing company based in Caguas, Puerto Rico. Prior to this, Mr. González was at Credit Suisse First Boston, a securities broker-dealer, from 1983 to 1986 as Vice President of Investment Banking, and from 1989 to 1995 as President of the Puerto Rico operations of the firm. From 1986 to 1989, Mr. González was President and Chief Executive Officer of the Government Development Bank for Puerto Rico. Mr. González is a member of the Board of the Federal Home Loan Bank of New York and Chairman of its Human Resources and Compensation Committee, and a member of the Board of Directors of Chevron Phillips Chemical Puerto Rico Core Corp. Mr. González received a Bachelor’s Degree in Economics from Yale University in 1976, and Master’s in Business Administration and Juris Doctor degrees from Harvard University in 1980.

Carlos M. García (36 years). Since 2003, he has served on the Board of Directors of the Corporation. Mr. García was appointed Senior Executive Vice President and Chief Operating Officer of the Corporation and the Bank in January 2004. Mr. García serves as Director of several of the Corporation’s subsidiaries and affiliates, including the Bank, Santander Securities Corporation, Santander Asset Management Corporation, and Santander Insurance Agency, Inc., Santander Financial Services, Inc., Island Insurance Corporation, Crefisa, Inc. and Santander Overseas Bank, Inc. Mr. García also serves as Director of Make-a-Wish Foundation of Puerto Rico and as substitute member of the Puerto Rico Bankers Association. Mr. García served as President and Chief Executive Officer of Santander Securities Corporation from August 2001 to January 2006. Mr. García joined Santander Securities Corporation in 1997 as Director of its Investment

Banking Department, and the Bank in October 2003 as Executive Vice President of Wholesale Banking. Prior to joining Santander, Mr. García was Vice President of Investment Banking at Popular Securities, Inc. and from 1993 to 1995, Mr. García worked for Credit Suisse First Boston Corporation. Mr. García holds a dual degree in Business from the Wharton School and in Comparative Literature from the College of Arts and Sciences of the University of Pennsylvania.

Roberto H. Valentín (67 years). Since 2000, he has served on the Board of Directors of the Corporation and since 1992 he has served on the Board of Directors of the Bank. Mr. Valentín is a private investor and has served as Chairman and President of the following firms: Puerto Rico Box Corporation, Eric’s Products, Inc., VIE Development Corp., Dianissa Development Corp., RHV Investment Co., Desarrolladora Roosevelt, Inc., Costa Córcega, S.E., and NICO Development Corporation. He has served as a member of the Board of Directors of Río Mar Development and Country Club, Rotary International, Inc., and Rotary Foundation Inc., and as a member of the Board of Trustees of Universidad del Sagrado Corazón. Mr. Valentín currently serves as a member of the Board of Directors of the Puerto Rico Industrial Development Company.

MEMBERS OF THE BOARD OF DIRECTORS

Class A Directors – Terms Expiring in 2010

Víctor Arbulu (66 years). Since 2002, he has served on the Board of Directors of the Corporation. Mr. Arbulu also serves as a member of the Board of Directors of Banco Santander Perú, S.A., Banco Santander Chile, S.A. and member of the Board of Directors of Banco Santander Colombia, S.A. Mr. Arbulu worked for J.P. Morgan for nearly 25 years in various positions in Europe, North America and South America. Mr. Arbulu was Managing Director, member of the European management committee and Chief Executive Officer of J.P. Morgan for Spain and Portugal, from 1988 until 1998. Prior to joining J.P. Morgan, Mr. Arbulu worked as an officer of the Interamerican Development Bank in Washington, D.C., and also as a financial consultant and in management positions of industrial companies in Spain and Latin America. Mr. Arbulu holds a degree in Mechanical and Electrical Engineering from Universidad Nacional de Ingeniería in Lima, Perú and a Master’s in Business Administration from Escuela para Graduados (ESAN) in Lima, Perú.

María Calero (55 years). Since 2001, she has served on the Board of Directors of the Corporation. Ms. Calero was named Executive Vice President and Chief Accounting Officer of the Corporation in January 2001. Ms. Calero was appointed Director of the Board of Directors of the Bank in May 2000. Ms. Calero also serves as Director of several of the Corporation’s affiliates, including Santander Financial Services, Inc., Island Insurance Corporation, Santander International Bank, Inc., Santander Overseas Bank, Inc., BST International Bank, Inc., and Crefisa, Inc. From April 1996 to December 2000, Ms. Calero held the position of First Senior Vice President of the Compliance and Legal Department at the Bank. From April 1995 until April 1996, Ms. Calero held the title of Senior Vice President of the Compliance Department, and from November 1998 to April 2003, Ms. Calero was in charge of the Corporation’s Investor Relations. Prior to her employment at the Bank in April 1995, she held the position of Senior Vice President, Administration/Finance at Santander National Bank from November 1992 to March 1995, having served previously, from September 1985 to October 1992, as a private consultant to those institutions on accounting and regulatory matters. Ms. Calero also worked for Deloitte, Haskins & Sells in the San Juan office from August 1975 to August 1985; as Audit Manager, Savings & Loans Industry, from June 1980 to August 1985. Ms. Calero is a member of the American Institute of Certified Public Accountants, the Puerto Rico Society of Certified Public Accountants, and the Florida Institute of Certified Public Accountants.

Stephen A. Ferriss (62 years). Mr. Ferriss is a private investor. Since 2003, he has served on the Board of Directors of the Corporation. Since March 2006, Mr. Ferriss is also a member of the Board of Management Consulting Group, PLC. Mr. Ferriss served as President and Chief Executive Officer of Santander Central Hispano Investment Securities, Inc. in New York from 1999 to 2002. Prior to that appointment, from 1987 to 1999, Mr. Ferriss served in various positions at Bankers Trust, which include Managing Director and Partner within Bankers Trust’s Global Investment Bank in London, England and New York. He also served as Managing Director for Bankers Trust Emerging Markets (Eastern Europe, Middle East, and Africa) in London. Prior to joining Bankers Trust, Mr. Ferriss served for 17 years at Bank of America in various positions, which include tenure as Senior Vice President managing the Spain and Portugal operations for the bank in Madrid, Spain. Mr. Ferriss has a Bachelor’s Degree from Columbia College and a Master’s in International Affairs from Columbia University.

Class C Directors – Terms Expiring in 2009

Gonzalo de Las Heras (67 years). Since 2002, he has served as Chairman of the Boards of Directors of the Corporation and the Bank. Prior to his appointment as Chairman of the Board, Mr. de Las Heras held a position as Director of the Bank since June 1998 and Director of the Corporation since May 2000. Mr. de Las Heras joined Banco Santander in 1990. He currently serves as General Director of BSSA. He also serves as Executive Vice President of BSSA, supervising its North American business. He is Chairman of Banco Santander Central Hispano International, Santander Trust & Bank (Bahamas) Limited, and Banco Santander (Suisse). Prior to that, Mr. de Las Heras held various positions at J.P. Morgan, lastly as Senior Vice President and Managing Director. He served as a Director of First Fidelity Bancorporation until its merger with First Union. Mr. de Las Heras has a law degree from the University of Madrid and as a Del Amo Scholar pursued postgraduate studies in Business Administration and Economics at the University of Southern California. From 1993 to 1997, Mr. de Las Heras served on the New York State Banking Board. He is Chairman of the Foreign Policy Association, a Trustee and past Chairman of the Institute of International Bankers, and a Director of both The Spanish Institute and the Spain-US Chamber of Commerce.

Jesús M. Zabalza (49 years). Since 2002, he has served on the Board of Directors of the Corporation. Mr. Zabalza currently serves as Managing Director of BSSA, responsible for Latin America since July 2002. Prior to joining BSSA, Mr. Zabalza held various positions at La Caixa (“Caja de Ahorros y Pensiones de Barcelona”) where he directed from 1996 to 2002 the retail-banking sector for Madrid and related areas. Prior to joining La Caixa, Mr. Zabalza worked at Caja Postal as Managing Director and also served as Managing Director of Banco Hipotecario y Caja Postal from 1992 to 1996. From 1982 to 1992, Mr. Zabalza held several positions at Banco de Vizcaya, including Director of Commercial Banking, Director of Central Services and Director of Area. Mr. Zabalza holds an Industrial Engineer degree.

There are no arrangements or understandings between the Corporation and any person pursuant to which such person has been elected a director, and no director is related to any other director or executive officer of the Corporation by blood, marriage or adoption (excluding those that are more remote than first cousin).

MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES

While the Corporation strongly encourages its directors to attend all Stockholders Annual or Special Meetings it has not adopted a formal policy that all directors must attend the Annual Stockholders Meeting. All members of the Board of Directors attended the annual meeting of Stockholders held on May 24, 2007, except for Mr. Jesús Zabalza, Mr. Víctor Arbulu, and Mr. Carlos M. García, who were duly excused prior to the meeting.

Since the Corporation qualifies as a “controlled company,” as described above, the Corporation is not required to have and does not have a Board of Directors consisting of a majority of independent directors. The Board of Directors of the Corporation and of the Bank held 6 and 12 meetings, respectively, during the fiscal year ended on December 31, 2007. The Corporation and the Bank have various standing committees as described below, in addition to other management committees. All the directors attended more than 75% of the meetings held during the year 2007 by the Board of Directors of the Corporation and the corresponding committees in which the directors served, except for Jesús Zabalza who was duly excused from two regular meetings and an extraordinary meeting of the Board of Directors of the Corporation.

The Corporation’s Board of Directors has five standing committees, the Audit Committee, the Compensation and Nomination Committee (the “Compensation Committee”), the Special Offered Securities Finance Committee, the Investment Committee and the Assets and Liabilities Management Committee (“ALCO”). The Bank’s Board of Directors has two standing committees: the Credit Committee and the Trust Committee. Information regarding the Audit Committee, Compensation Committee, Special Offered Securities Finance Committee, Investment Committee, ALCO, Credit Committee and Trust Committee follows:

Audit Committee

The Audit Committee is a committee of the Board of Directors of the Corporation which also serves as the audit committee for the Corporation’s subsidiaries. The Audit Committee represents and assists the Board of Directors in discharging its responsibility regarding the Corporation’s and its subsidiaries’: (i) accounting principles and financial reporting policies and practices, (ii) systems of internal control over financial reporting, (iii) integrity of the financial statements and the independent audit thereof, and (iv) compliance with applicable legal and regulatory requirements. The Audit Committee also evaluates the qualification, independence and performance of the Corporation’s and its subsidiaries’ independent registered public accountants, and is responsible for the appointment, compensation and oversight of the work of the independent registered public accountants. The Audit Committee meets with the independent registered public accounting firm, D&T, to approve the scope of the audit, review their report on the examination of the Corporation’s consolidated financial statements and the Corporation’s and its subsidiaries’ internal controls, and other reports. Also, the

Audit Committee oversees the internal audit function, including approval of the internal audit plan and reports prepared by the Internal Audit Department on their examinations of the operating and business units and other special examinations.

The current members of the Audit Committee are Mr. Víctor Arbulu, Mr. Stephen A. Ferriss and Mr. Roberto H. Valentín. Mr. Miguel Cabeza, Senior Vice President and Internal Audit Director of the Corporation, presented the internal audit reports to the Audit Committee during fiscal year 2007. The Board of Directors has determined that Mr. Arbulu and Mr. Ferriss are “audit committee financial experts” as defined by Item 407(d)(5)(i) of Regulation S-K under the Securities and Exchange Act of 1934, as amended. For a brief listing of the relevant experience of the members of the Audit Committee, please see “Board of Directors” above.

The Board of Directors has made the determination that all the members of the Audit Committee satisfy the independence requirements under SEC rules and the listing standards of the NYSE. In determining independence, the Board of Directors has affirmatively determined whether directors have a “material relationship” with the Corporation. When assessing the materiality of a director’s relationship with the Corporation, the Board of Directors considers all relevant facts and circumstances, not merely from the director’s standpoint, but also from that of the persons or organizations with which the director has an affiliation, and the frequency and regularity of the services, whether the services are being carried out at arm’s length in the ordinary course of business and whether the services are being provided substantially on the same terms to the Corporation as those prevailing at the time from unrelated third parties for comparable transactions. Material relationships may include: (a) being an employee of, or having an immediate family member who is a present or former executive officer of, the Corporation; (b) personally receiving, or having a family member who receives, more than $100,000 per year in direct compensation from the Corporation, other than director and committee fees and pension or other forms of deferred compensation for prior service; (c) being employed, or having an immediate family member employed, as an executive officer of another company where any current executive officer of the Corporation serves in that company’s compensation committee; (d) being employed by or affiliated with, or having as immediate family member employed by or affiliated with, a present or former internal or external auditor of the Corporation within the last three years; or (e) being a director who is an executive officer or employee, or whose immediate family member is an executive officer, of a company that makes payments to or receives payments from the Corporation for property or services in an amount which exceeds the greater of $1,000,000, or 2% of the Corporation’s or the other company’s gross revenues.

The Audit Committee met 17 times during fiscal year 2007. None of the members of the Audit Committee are officers or employees of the Corporation or the Bank.

Executive Sessions of Independent Directors

Executive sessions of the independent members of the Board of Directors are held concurrently with each regularly scheduled meeting of the Audit Committee. Mr. Víctor Arbulu, Chairman of the Audit Committee, presides over executive sessions of the independent directors.

Compensation and Nomination Committee

The Compensation Committee has been established to carry out the Board of Directors’ overall responsibility relating to executive compensation and to support and advise the Board on the composition of the Board and executive management of the Corporation. The Compensation Committee has drafted and approved a charter, available for review in the Corporation’s website at www.santandernet.com.

The Compensation Committee annually reviews and approves corporate goals and objectives relevant to the compensation of the Corporation’s President and Chief Executive Officer, evaluates his performance in light of those goals and objectives, and sets his compensation level based on this evaluation. The Compensation Committee also reviews and approves the executive officers’ compensation, including salary and performance bonus compensation levels; deferred compensation; executive perquisites; severance arrangements; change-in-control benefits and other forms of executive officer compensation.

Among the duties of the Compensation Committee in connection with its nominating functions are to recommend to the Board of Directors the candidates that can fill vacancies in the Board of Directors, establish and periodically review the qualifications of the candidates to be nominated or appointed to the Board of Directors, and recommend to the Board of Directors candidates to occupy the position of executive officers of the Corporation. The nomination process followed by the Compensation Committee in connection with its nominating power takes into consideration the following criteria:

Potential candidates recommended by stockholders will receive the same consideration as potential candidates recommended otherwise. The information of the potential candidates recommended by a stockholder must be sent to the attention of the Secretary of the Board of Directors of the Corporation.

The Compensation Committee’s duties are to ensure that the Board of Directors has the plans, procedures, and resources needed to identify, recruit, and retain directors. The Compensation Committee will identify the individuals who, in their judgment, are best qualified to serve in the Board of Directors and will present their recommendations to the Board of Directors for nominations at the Annual Stockholder’s Meeting. The Compensation Committee will also make recommendations to fill any vacancies in the Board that might arise from time to time.

The Compensation Committee develops qualifying criteria for the directors of the Board and is responsible for seeking, interviewing, and selecting those that, in their judgment, are best qualified, and make the appropriate recommendations to the Board. Throughout this process, the Compensation Committee may verify that the selected individuals demonstrate the following specific qualities or skills: (a) experience or relevant knowledge, (b) time availability and commitment, (c) good reputation, (d) analytical thinking, (e) ability to work as a team, (f) kinship with other members of the Board and management, and (g) independent judgment. In addition, the Compensation Committee may include other requirements which it may deem necessary to strengthen the Corporation.

The Compensation Committee has the authority to hire and terminate the services of any professional third party search firm to identify potential candidates for the position of director and executive officer.

The Compensation Committee is currently composed of Messrs. de Las Heras, Zabalza and Arbulu. The Board of Directors has made the determination that Mr. Arbulu satisfies the applicable independence requirements as currently defined under the listing standards of the NYSE. Messrs. de Las Heras and Zabalza are employees of BSSA, which owns approximately 90.59% of the outstanding shares of Common Stock. The Compensation Committee did not meet during fiscal year 2007, but met on January 2008.

Compensation Committee Interlock and Insider Participation

Neither of Messrs. de Las Heras, Zabalza and Arbulu is or has been an employee of the Corporation or its subsidiaries. None of the executive officers of the Corporation served as a director, executive officer or compensation committee member of any other entity which had an executive officer who served as a compensation committee member or director of the Corporation at any time during fiscal year 2007.

Special Offered Securities Finance Committee

The Special Offered Securities Finance Committee was created by resolution of the Board of Directors approved on February 23, 2006, to carry out the Board of Directors’ overall responsibility relating to the authorization, issuance and sale of certain common securities, preferred securities, and unsecured junior subordinated debt of the Corporation. The current members of the Special Offered Securities Finance Committee are Mr. José R. González, President; Mr. Carlos M. García, Chief Operating Officer; and Ms. María Calero, Chief Accounting Officer. The Special Offered Securities Finance Committee did not meet during fiscal year 2007.

Investment Committee

The Investment Committee is responsible for designing, establishing and supervising appropriate systems and internal controls to assure that the investment activities and portfolio are consistent with the Corporations’ strategies, ensuring that the investment strategies are consistent with the Corporation’s objectives, supervising compliance with the investment policies and procedures, evaluating and pre-approving all purchases and sales of financial assets with no readily available market value, and reviewing and ratifying hedging transactions. The current members of the Investment Committee are Mr. José R. González, President and Chief Executive Officer; Mr. Carlos M. García, Chief Operating Officer; Ms. María Calero, Chief Accounting Officer; Mr. Tomás Torres, Risk Management Director; Mr. Gonzalo J. Bava, Market Risk Director; Mr. Rafael Bonilla, General Counsel; Ms. María Leticia García, Controller; Mr. Juan M. Díaz, Investor Relations, Basel and Sarbanes Oxley Officer; Mr. Fernando Bruno, Head Trader and Ms. Catalina Mejía, Treasury and Investment Director. The Investment Committee met 11 times during fiscal year 2007.

ALCO

The ALCO is responsible for the administration of asset and liability management policies, including establishing methods to measure interest rate risks and monitoring liquidity. The members of the ALCO are the Mr. José R. González, President and Chief Executive Officer; Mr. Carlos M. García, Chief Operating Officer; Ms. María Calero, Chief Accounting Officer; Mr. Tomás Torres, Risk Management Director; Ms. Ingrid Schmidt, Senior Vice President and Director of Mortgage Banking; Mr. Gonzalo J. Bava, Market Risk Director; Mr. Alberto Aveleyra, Marketing Director; Mr. Jorge Vega, Management Information Reporting Director; Ms. Catalina Mejía, Treasury and Investment Director; and Mr. Fernando Bruno, Head Trader. The ALCO met 13 times during fiscal year 2007.

COMMITTEES OF THE BOARD OF DIRECTORS OF THE BANK

Credit Committee

The Board of Directors of the Bank, through the implementation of the Bank’s Loan Policy, has established various management credit committees to monitor and review the Bank’s lending function. These committees review, evaluate, approve, or reject loan applications in accordance with the lending authority specified hereinafter: (a) Small Loan Credit Committee authorizes and appoints certain individuals who approve loans up to $250,000; (b) Regional and Departmental Credit Committees approve loans up to $5,000,000; (c) Management Credit Administration Committee approves secured loans up to $8,000,000; (d) Management Credit Committee approves secured loans up to $30,000,000; and (e) the Board of Directors’ Credit Committee must approve secured loans in excess of $30,000,000.

Lending authority includes any and all extensions of credit for the total outstanding debt to the Bank from the borrower, co-signers, and related interests. The credit facilities approval process excludes residential loan mortgage balances and consumer loans. Loan approval requires unanimous consent and each committee meets at least once a week. All applications for loans to principal stockholders, directors, officers, and their related interests, must be submitted for review and approval to the Board of Directors and, if approved, must be made on the same terms and conditions as for any other Bank customer.

The members of the Credit Committee are Mr. José R. González and Mr. Roberto H. Valentín. The Credit Committee met twelve times during fiscal year 2007.

Trust Committee

The Trust Committee reviews and approves the activities of the Bank’s Trust Department. The Trust Committee also reviews internal controls and audit reports of trust operations. The members of the Trust Committee are Messrs. Roberto H. Valentín, Carlos M. García and Juan Carlos Batlle. The Trust Officer also attends meetings of the Trust Committee. The Trust Committee did not meet during the year ended December 31, 2007. However, all trust related matters were discussed and approved in the meetings of the Board of Directors of the Corporation.

COMPENSATION OF DIRECTORS

The Corporation only compensates those directors who are not officers of the Corporation or BSSA. The directors receive a fee of $1,000 for each meeting of the Board of Directors of the Corporation and the Bank attended. When these meetings are held on the same date, the directors receive a maximum compensation of $1,000. The members of the Credit Committee and the Trust Committee receive $500 for each Credit Committee and Trust Committee meeting attended. The Audit Committee members receive $1,500 for each Audit Committee meeting attended. In addition, the directors receive a monthly allowance of $1,000. In the event any Board of Directors or committee meetings, other than the Audit Committee, are held on the same date, the directors receive a maximum compensation of $1,000 for said date. In the event any Trust and/or Credit Committee meetings are held on the same date as the Audit Committee meeting, the members of those Committees receive a maximum compensation of $1,500.

In addition, directors may receive health insurance coverage benefits. During the fiscal year ended December 31, 2007, Mr. Víctor Arbulu, Mr. Stephen Ferriss and Mr. Roberto Valentín were the only directors who received health insurance coverage benefits for their services as directors.

The following table sets forth the compensation received by the directors during fiscal years 2006 and 2007:

Name	Year	Fees Eamed or Paid in Cash (1)	All other compensation(2)	Total
Gonzalo de Las Heras Chairman of the Board of Directors	2007	$0	$0	$0
	2006	$0	$0	$0
Víctor Arbulu Director	2007	$34,500	$5,468	$39,968
	2006	$37,000	$5,208	$42,208
Stephen Ferriss Director	2007	$31,500	$5,468	$36,968
	2006	$34,000	$5,208	$39,208
Roberto Valentín Director	2007	$39,500	$2,278(3)	$41,778
	2006	$45,500	$0	$45,500
Jesús Zabalza Director	2007	$0	$0	$0
	2006	$0	$0	$0
José R. González Director	2007	$0	$0	$0
	2006	$0	$0	$0
Carlos M. García Director	2007	$0	$0	$0
	2006	$0	$0	$0
María Calero Director	2007	$0	$0	$0
	2006	$0	$0	$0

____________________

(1)	Amount includes retainer fees and fees for attendance to Board of Directors meetings and committees meetings.
(2)	Amount corresponds to health insurance premiums paid during the corresponding fiscal year.
(3)	Mr. Valentín receives health insurance benefits since August 1, 2007.

Indemnification of Directors

At the annual meeting of Stockholders of the Corporation held on May 1, 2000, the Board of Directors of the Corporation expressly authorized the Corporation to enter into indemnification agreements with directors of the Corporation in order to indemnify them in their capacity as directors of the Corporation in accordance with Article 4.08 of the General Corporations Law of Puerto Rico. To the extent permitted by federal laws, the Corporation: (i) is authorized to indemnify each director of the Corporation for amounts paid in expenses, judgments, fines and settlements in connection with any action arising from his position as Director of the Corporation, if such Director acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the Corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful; (ii) may indemnify each Director of the Corporation for the expenses incurred in defending against liability arising from action taken in connection with his position, if such actions were taken in good faith and in a manner reasonably believed to be in, or not opposed to, the Corporation’s best interest, and (iii) may advance to any Director the costs associated with any such action upon receipt of an undertaking by or on behalf of the Director to repay such amount if it is ultimately determined that such Director is not entitled to indemnification from the Corporation.

EXECUTIVE OFFICERS

The Corporation’s executive officers are appointed by the Board of Directors and hold office at its discretion. Listed below are the Corporation’s current executive officers, their respective positions and certain biographical information, with the exception of Mr. José R. González, Mr. Carlos M. García and Ms. María Calero, who are executive officers and directors of the Corporation and were already mentioned under the “Nominees for Directors” and “Members of the Board of Directors” sections of this Proxy Statement.

José Alvarez (51 years). Mr. Alvarez was named Executive Vice President in August 2006. Mr. Alvarez joined the Corporation as First Senior Vice President and Director of Operations and Information Technology in 2004. Since 1979, Mr. Alvarez has held various responsibilities within BSSA and its subsidiaries such as Director of Operations for the America Division in Madrid, Spain, Project Coordinator for the implementation of the Euro, and International Coordinator of Management Information Technology for Latin-American branches. In the past, he also held positions as Systems Director of Banco Santander in New York, and International Branches Coordinator for the implementation of the information and software systems for the New York, Hong Kong, and Frankfurt branches of Banco Santander.  Prior to this, in Frankfurt, Germany, he held various responsibilities as Operations Manager, Systems Analyst, and Systems Director for the Bank of America Visa International Division. Mr. Alvarez has a Bachelor’s Degree in Business Administration with a concentration in Information Systems and is a graduate of the Werner von Siemens and the Frankfurt Chamber of Commerce.

Juan Carlos Batlle (34 years). Mr. Batlle was named President and Chief Executive Officer of Santander Asset Management Corporation and First Senior Vice President of the Bank in April 2005, and Trust Department Director of the Bank in March 2008. He also serves as Director of Santander Securities Corporation since 2001 and of Santander Asset Management since 2005.  Mr. Batlle served as Senior Vice President and Director of Investment Banking of Santander Securities Corporation in 2005 and Vice President and Director of Investment Banking of Santander Securities from 2001 to 2004.  From 1997 to 2001, Mr. Batlle held various positions in the Investment Banking Department of Santander Securities Corporation. Prior to joining Santander, Mr. Batlle worked for another major investment bank in Puerto Rico from 1996 to 1997. Mr. Batlle holds a Bachelor’s Degree in Arts with a major in Economics from the University of Michigan at Ann Arbor.

Rafael S. Bonilla (36 years). Mr. Bonilla has served as Senior Vice President, Director of Legal and Corporate Compliance and General Counsel since September 2005.  Mr. Bonilla arrived at the Corporation in 2001 as Assistant General Counsel in the Legal and Compliance Division.  In August 2003, Mr. Bonilla became Vice President, Legal Counsel and Director of the Litigation and Legal Collection Department in the Collection Division of the Corporation.  In January 2005, Mr. Bonilla became Director of Administration in Commercial Banking. Mr. Bonilla serves as Director of Santander Financial Services, Inc., Santander Insurance Agency, Inc. and BST International Bank, Inc. Mr. Bonilla also serves as Secretary of the Board of the Corporation and several of its subsidiaries and affiliates, including the Bank, Santander Securities Corporation, Santander Insurance Agency, Inc., Santander International Bank, Inc., Santander Financial Services, Inc., Island Insurance Corporation and BST International Bank, Inc. Prior to joining the Corporation in January 2001, Mr. Bonilla worked as an attorney in the litigation division of Fiddler, González & Rodríguez, LLP.  Mr. Bonilla holds a Bachelor’s Degree in Business Administration from the University of Florida and a Juris Doctor from the University of Puerto Rico, School of Law.

Miguel Cabeza (39 years). In April 2006, Mr. Cabeza was appointed Senior Vice President and Internal Audit Director of the Corporation. Before that date, Mr. Cabeza served as Internal Audit Director of Santander Group in Switzerland from April 2002 to November 2005. He also served as Internal Audit Team Manager of the Internal Audit Department of BSSA.  Mr. Cabeza joined BSSA in June 1997 as Analyst of the Group Financial Department (General Intervention).  Prior to joining Santander, Mr. Cabeza worked as Financial Manager in several small companies. Mr. Cabeza holds a Bachelor’s Degree in Economics from Valladolid University, Spain and a Master’s Degree in Banking and Financial Markets from the University of Cantabria, Spain.

Héctor Calvo (46 years). Mr. Calvo was appointed President of Santander Insurance Agency, Inc. on February 28, 2007.  Mr. Calvo served as Regional Director of the Insurance Business of the América Division of BSSA from July 2002 to June 2005 and as Chief Executive Officer of Santander Insurance Company Spain from June 2005 to February 2007.  Prior to joining Santander, Mr. Calvo worked for Willis Insurance Broker as Personal Lines Manager, and for several Insurance Companies like La Buenos Aires (HSBC Group) and Sud América Insurance Company. Mr. Calvo holds a Bachelor’s Degree in Law from the University of Buenos Aires, Argentina, and a Postgraduate Management program from IAE (Business School).

Eric Delgado (45 years). Mr. Delgado was appointed First Senior Vice President and Middle Market Director in October 2006. Prior to joining the Corporation, Mr. Delgado worked for Doral Bank from 2003 to 2006. Mr. Delgado holds a Bachelor’s Degree in Business Administration with a major in Finance from the Interamerican University in Puerto Rico.

Justo Muñoz (55 years). Mr. Muñoz was appointed Executive Vice President and Consumer Business Director of the Bank in May 2007. Prior to joining the Corporation, Mr Muñoz worked for Citigroup for 26 years, until his retirement in April 2006, where he served in various positions, including Senior Country Risk Mananger for the Global Consumer Bank in Brazil, Mexico and Japan. Mr. Muñoz holds a Bachelor’s Degree in Business Administration with a major in Finance and an MBA, both from Loyola University.

Ivonna Pacheco (42 years). Ms. Pacheco has served as First Senior Vice President and Human Resources Director of the Bank since March 2001. Ms. Pacheco began working at the Bank in 1990 as Manager of the Total Quality Program, becoming Assistant Vice President of the Telephone Banking Department in 1995. In November 2000, Ms. Pacheco was appointed Director of Human Resources. Prior to her employment at the Bank, Ms. Pacheco served as Organizational Development Consultant for Banco Popular de Puerto Rico. She is a licensed psychologist with a Ph.D. in Industrial Organizational Psychology.

James A. Rodríguez (51 years). Mr. Rodríguez joined Santander Securities Corporation in April 2005, as Managing Director and Branch Manager and on January 1, 2006, he was promoted to President and Chief Executive Officer. Prior to joining Santander Securities Corporation, Mr. Rodríguez worked for ten years as Managing Director in charge of Institutional Sales for Popular Securities. He started his Wall Street career in 1983 as a trainee at The First Boston Corporation where he went on to become a Director. After his graduation from Princeton University with a Bachelor’s Degree in Economics, Mr. Rodríguez worked for the General Electric Corporation in Philadelphia, Pennsylvania. He then went on to obtain a Master’s in Business Administration in Finance from Indiana University as a Fellow of The Consortium for Graduate Study in Management.

José Santoni (51 years). Since July 2003, Mr. Santoni has served as First Senior Vice President and Credit Risk Management Director of the Bank. Mr. Santoni joined the Bank in 1985 where he held various positions including Assistant Vice President of the Credit Department, Vice President and Assistant to the President of Santander National Bank, a former affiliate, and Senior Vice President and Director of the Credit Administration Division of the Bank. From 1976 to 1983, Mr. Santoni worked for the Division of Bank Supervision of the Federal Deposit Insurance Corporation, New York Region. Mr. Santoni holds a Bachelor’s Degree in Finance from the University of Puerto Rico.

Ingrid Schmidt (37 years). Ms. Schmidt serves as Senior Vice President and Director of Mortgage Banking Division of the Bank since December 2007. Ms. Schmidt served as President of Santander Mortgage Corporation from February 2006 to December 2007. Ms Schmidt also serves as Vice President of the Mortgage Loan Officer Association, a non-profit association related to the mortgage loan industry. Prior to joining Santander Mortgage Corporation, Ms. Schmidt was President of First Mortgage Corp. from April 2003 to January 2006.

Tomás E. Torres (45 years). Mr. Torres was appointed Executive Vice President of the Bank in September 2006 and Chief Market and Credit Risk Officer of the Bank in December 2006. He also serves as director of Santander Overseas Bank, Inc., and Crefisa, Inc. since September 2006. Prior to his employment with the Corporation, Mr. Torres served as Senior Executive Vice President of Doral Bank Puerto Rico, from 2002 to 2006. From 1994 to 2002, Mr. Torres served in the Bank, in various positions, including First Senior Vice President and Director of the Credit Administration Department of the Bank. Mr. Torres holds a Bachelor’s Degree in Business Administration from Inter American University of Puerto Rico. Mr. Torres has 22 years of experience in the banking industry.

Bartolomé Vélez (55 years). Mr. Vélez joined the Corporation in July 2003 and, since March 2006, serves as President of Santander Financial Services, Inc., a wholly owned subsidiary of the Corporation. Prior to March 2006, Mr. Vélez served as Executive Vice President and Director of Retail Banking at the Bank. Mr. Vélez previously served for over fifteen years in Citibank in various positions, which included Global Liaison for Consumer and Commercial Credit of Citigroup, Inc. in Baltimore, Maryland. From 1999 to 2002, Mr. Vélez worked at Citibank, N.A. in Panama City, Panama, as Senior Country Business Credit Manager and from 1998 to 1999, also at Citibank, N.A. in Monterey, Mexico, as Credit Policy Director in the Global Consumer Bank Division. From 1980 to 1987, Mr. Vélez worked at Congress Credit in San Juan, Puerto Rico, as credit director. Mr. Vélez holds a Bachelor’s Degree in Accounting from the University of Puerto Rico and completed the Continued Education Program at Wharton Business School.

COMPENSATION OF EXECUTIVE OFFICERS

Compensation Disclosure and Analysis

This Compensation Disclosure and Analysis (“CD&A”) provides information related to the Corporation’s compensation pay policies and pay levels of its named executive officers (“NEOs”) for the fiscal year ended December 31,

2007. The information provided below includes, among other things, the objectives of the Corporation’s compensation program and the elements of compensation that the Corporation provides to its NEOs.

The employees of the subsidiaries of the Corporation are deemed to be the Corporation’s employees. The Corporation’s NEOs are: Mr. José R. González, President and Chief Executive Officer (“CEO”); Mr. Carlos M. García, Senior Executive Vice President and Chief Operating Officer, (“COO”); Ms. María Calero, Executive Vice President and Chief Accounting Officer (“CAO”); and the three most highly-compensated executive officers other than the CEO, the COO and the CAO, which are: Mr. José Alvarez, Executive Vice President and Director of Operations and Information Technology; Mr. James Rodríguez, President of Santander Securities Corporation; and Mr. Juan C. Batlle, President of Santander Asset Management Corporation;

Mr. Alvarez is a foreign employee (the “Expatriated NEOs”) who serves as executive officer of the Corporation under BSSA’s expatriate program (the “Expatriated NEOs Program”). The Expatriated NEOs Program was created and is administered by BSSA in response to the fast growing international financial industry. The main objective of the Expatriated NEOs Program is to develop human resources with international skills to implement new strategies and facilitate all kind of international transactions. The Expatriated NEOs contribute to the Corporation with their knowledge and expertise on international affairs and new global business strategies. Once an Expatriated NEO is assigned to the Corporation, he or she becomes an employee of the Corporation for a certain period of time, pursuant to the terms of the Expatriated NEO’s employment agreement.

Overview of Compensation Program and Philosophy

The Compensation Committee is responsible for determining and recommending to the Board of Directors of the Corporation the compensation of the Corporation’s NEOs and the Expatriated NEOs. The Compensation Committee endeavors to maintain an executive compensation that is fair, reasonable, and consistent with the Corporation’s size and the compensation practices of the financial services industry. The main objective of the Compensation Committee is to develop a compensation program which creates shareholder value by (i) competing for, attracting and retaining, talented professionals in the banking and financial institutions industry; (ii) motivating employees to achieve superior results for the Corporation; and (iii) obtaining the maximum benefit from each employee. These objectives and policies guide the Compensation Committee in assessing the proper allocation between the elements of compensation discussed below.

The Compensation Committee as a whole considers, among other factors, competitive pay practices in order to develop a stronger relationship between executive compensation and the Corporation’s short-term and long-term performance. The Corporation benchmarks its overall compensation and benefits program, against its peers, using Puerto Rico Manufacturer’s Association and Watson Wyatt & Company’s survey data. The Corporation generally targets its initial overall compensation and benefits program in the 75th percentile of the peer group for its officers and in the 50th percentile of the peer group for the rest of its employees. Any changes to the overall compensation and benefits program are analyzed in light of the overall objectives of the Corporation, including the effectiveness of the retention and incentive features of such program and the targeted percentile range. The peer group used by the Compensation Committee for comparison purposes is reviewed in light of industry developments and significant mergers/acquisitions, to ensure that it is consistent with the Corporation’s size and objectives. The peer group currently consists of the following financial institutions: Banco Bilbao Vizcaya Argentaria, Banco Popular de Puerto Rico, Doral Financial Corporation, FirstBank, R-G Financial Corporation, Oriental Financial Group, Westernbank and Scotiabank Puerto Rico, all of which are located in Puerto Rico and have a strong component in retail banking.

The Corporation’s compensation and benefits program for its NEOs (the “NEOs Compensation Program”) consists of the following elements: a base salary, a performance bonus incentive plan, an optional deferred compensation plan, an optional 1165(e) plan, a Christmas bonus, car allowance, medical, life and other insurance coverage, and other incidental benefits. The compensation and benefits program applicable to the Expatriated NEOs (the “Expatriated NEOs Compensation Program” and together with the NEOs Compensation Program the “Compensation Program”) consist of the following elements: a base salary, a performance bonus incentive plan, and certain perquisites such as housing, school payments, utilities, vacations, tax gross-ups and other related expenses. In addition to the elements of compensation mentioned above, during fiscal years 2006 and 2007 the Corporation awarded option and stock awards to qualifying executive officers, including the NEOs, under certain incentive plans sponsored by BSSA. Said elements of compensation have been chosen because each is considered useful and necessary to meet one or more of the objectives of the compensation policies. The Compensation Program is designed to reward superior individual performance and employee longevity. The Compensation Committee has developed a compensation strategy that ties a significant portion of executive compensation to the Corporation’s success in meeting each executive’s performance goals. The overall objective of this strategy is to provide compensation levels that recognize each executive’s individual contributions, as well as overall business results.

The CEO of the Corporation submits to the Board of Directors each year a plan setting forth the annual short-term and long-term quantitative and intangible goals for the Corporation. The evaluations of the NEOs’ and Expatriated NEOs’ performances are made based in part on such goals and their individual performance to help attain such goals. The Compensation Committee takes into account the recommendations of Mr. González in their evaluation of each NEOs’ and Expatriated NEOs’ compensation (other than Mr. González’ compensation).

The elements of compensation:

A. Base Salary

Base salaries enable the Corporation to attract management with the required skills and experience. Base salaries are designed to reward experience, skills and responsibilities undertaken by the NEOs and Expatriated NEOs.

The NEOs’ base salaries are initially determined by evaluating the responsibilities of the position to be held and the experience of the individual. As discussed above, to help in identifying the appropriate amount of base salary for each NEO, the Compensation Committee considers the individual experience and skills and the competitive pay practices in the financial industry.

The NEOs are usually entitled to increases of base salary, when appropriate. The base salary increases are based mainly on merit and the NEOs undertaking of new responsibilities. The salary increase strategy allows discretionary salary increases to provide the opportunity to recognize changes in performance levels and responsibilities. Salary adjustments are determined by evaluating the performance of the Corporation and of each NEO. The Compensation Committee exercises judgment and discretion in the information it reviews and the analysis it considers, and when appropriate, also considers non-financial performance measures. Non-financial performance measures may include increases in market share, financial strength, regulators’ reviews, efficiency gains, improvements in services, and improvements in relations with customers and employees.

Expatriated NEOs’ base salary is initially determined using the base salary of the Expatriated NEO prior to his/her relocation to the Corporation, revised to reflect any changes in position or responsibilities, if applicable, and adjusted by the difference in the cost of living between the country of origin and Puerto Rico, including taxes, plus the expatriation fees established by BSSA’s applicable policies and procedures for Expatriated NEOs. The Expatriated NEOs’ base salary is established in an employment agreement with the Expatriated NEO. The Expatriated NEOs may be entitled to base salary increases, when appropriate, under conditions similar to those applicable to the NEOs.

None of the NEOs’ base salaries were increased or revised during fiscal year 2007, except for Mr. James Rodríguez’s base salary which was increased on January 1, 2007, and Mr. Jose Alvarez’s base salary which was increased on February 15, 2007, as specified in the footnotes to the “Summary Compensation Table” in this Proxy Statement.

B. Performance Bonus Incentive Plan

The Corporation chooses to provide the Performance Bonus Incentive Plan (the “Bonus Incentive Plan”) because it is a powerful tool to motivate employees to attain high levels of performance and to take actions to support the Corporation’s goals and strategies during each fiscal year. The Compensation Committee exercises judgment and discretion in the information it reviews and the analysis it considers, and where appropriate, also considers non-financial performance measures in order to provide its employees with a performance bonus. Among the factors taken into consideration to determine the performance bonus are the financial results for the applicable fiscal year, the percentage of attainment of the Corporation’s pre-established goals, individual performance goals, anticipated difficulty and importance of achieving such goals, and the financial results and market conditions in the financial industry. Accordingly, the amount of the bonuses paid will vary from year to year and will depend on actual performance.

The amount of performance bonus is directly linked to the financial results of the Corporation determined in accordance with GAAP, the Corporation’s compliance with its objectives for the fiscal year and the NEOs’s individual achievement of their respective goals. The NEOs and Expatriated NEOs are individually evaluated after the end of each fiscal year.

The weighting between the Corporation’s goals and the individual performance reflect the degree of influence a participant has over the achievement of the Corporation’s goals. The following table shows the weighting between the achievement of Corporation’s and individual goals in order to determine the applicable performance bonus:

NEO	Corporation’s Financial Results and Compliance with Corporate Objectives	NEO’s Individual Performance
José R. González	50%	50%
Carlos M. García	50%	50%
María Calero	30%	70%
José Alvarez	20%	80%
James Rodríguez	20%	80%
Juan Carlos Batlle	20%	80%

To be eligible for the performance bonus, a NEO must remain an employee of the Corporation for the entire fiscal year. Performance bonuses are paid in cash and are designed to reward progress toward and achievement of performance goals.

For fiscal year 2007, the Compensation Committee reviewed and evaluated the individual and corporate performance against the targeted goals, taking into consideration the factors mentioned above and additional factors that might have affected the achievement of such targets, such as changes in financial market conditions. Based on such evaluations, the Compensation Committee recommended the applicable performance bonuses for each of the NEOs and Expatriated NEO. The Compensation Committee believes that the recommended performance bonus awards were consistent with the objectives of the Bonus Incentive Plan. At the time the performance goals for fiscal year 2007 were set, the Compensation Committee believes that the targeted goals would be difficult but achievable with significant effort.

C. Optional Deferred Compensation Benefit

The Corporation offers optional deferred compensation benefits to its NEOs through the Bank, Santander Financial Services Inc. and, since January 2007, through Santander Securities Corporation. The optional non-qualified deferred compensation benefit is offered to high level employees in order to allow them to defer more compensation than they would otherwise be permitted to defer under a tax-qualified retirement plan. Further, the Corporation offers the optional deferred compensation benefit as a competitive practice to enable it to attract and retain top talent. This optional benefit is designed to reward the expertise and talent of the Corporation’s NEOs.

Under the Bank’s and Santander Financial Services, Inc.’s optional deferred compensation plan, both entities offer to their NEOs, upon specific request, the option to defer compensation pursuant to the provisions of a non-qualified deferred compensation agreement to be negotiated between the corresponding entity and the NEO requesting such deferment benefit. The agreement allows the NEO to voluntarily defer receipt of a portion of his/her base salary, above a specified amount, and all or a portion of the bonus payment, until the date or dates established in the agreement.

The amount credited by the NEO to the optional deferred compensation plan consists only of cash compensation that has been earned and payment of which has been deferred by the participant. The Corporation does not make matching or other employer contributions to the optional deferred compensation plan.

None of the NEOs participates under Santander Financial Services, Inc.’s optional deferred compensation plan.

Ms. María Calero is the only NEO who currently enjoys the Bank’s optional deferred compensation benefit under a Deferred Compensation Agreement executed on June 24, 1993, as amended. Under Ms. Calero’s deferred compensation agreement, Ms. Calero is entitled to defer up to 40% of the sum of her base salary and Christmas bonus each year. Any deferred compensation trust account’s investment income, including net capital gains, shall be paid to Ms. Calero within five days after such income is received by the trustee. In case of termination of employment for any reason, other than death, Ms. Calero will be entitled to receive payments from the deferred compensation trust account over a ten-year period. The ten-year period may be extended by Ms. Calero if requested prior to the date of termination of employment. In case of death, the unpaid value of the deferred compensation trust account will be paid to the beneficiaries in a lump sum within 30 days after death. The agreement provides that Ms. Calero will not be entitled to any payments of the unpaid value of the deferred compensation trust account if certain events of forfeiture occur.

The following table sets forth the information related to Ms. Calero’s deferred compensation plan:

Deferred Compensation Table
NEO	Executive contributions in fiscal year 2007	Registrant contributions in fiscal year 2007	Aggregate earnings in fiscal year 2007	Aggregate withdrawals /distributions in fiscal year 2007	Aggregate balance as of December 31, 2007
María Calero	$103,762(1)	$0	$67,418(2)	$66,911(3)	$2,207,530(4)

_______________________

(1)	Includes base salary in the amount of $103,762 earned during fiscal year 2007. Ms. Calero did not defer any portion of the performance bonus or Christmas bonus earned during fiscal year 2007.
(2)	Includes interest income of $341, commissions earned in the amount of $339, and dividend income in the amount of $74,277, less tax withholdings in the amount of $7,539.
(3)	Represents dividend distributions in the amount of $66,911.
(4)	The aggregate balance as of December 31, 2007 is comprised of compensation deferred by Ms. Calero in the amount of $1,087,027 and an incremental value as of December 31, 2007 of $1,120,503.

Under Santander Securities Corporation’s optional deferred compensation plan, Santander Securities Corporation offers to its NEOs, upon specific annual request, the option to voluntarily defer receipt of not less than $10,000 and up to 100% of his/her compensation in excess of $100,000, for a maximum deferral period of two years and one business day. The plan will credit interest on a tax-deferred basis, compounded annually at a 7% annual rate. The NEO will receive a lump sum payment after the two-year anniversary of each year’s contribution.

The amount credited by the NEO to the optional deferred compensation plan consists only of cash compensation that has been earned and payment of which has been deferred by the participant. The Corporation does not make matching or other employer contributions to the optional deferred compensation plan.

Mr. James Rodríguez is the only NEO who currently enjoys Santander Securities Corporation’s optional deferred compensation benefit. The following table sets forth the information related to Mr. Rodríguez’s deferred compensation plan:

Deferred Compensation Table
NEO	Executive contributions in fiscal year 2007	Registrant contributions in fiscal year 2007	Aggregate earnings in fiscal year 2007	Aggregate withdrawals /distributions in fiscal year 2007	Aggregate balance as of December 31, 2007
James Rodríguez	$105,000(1)	$0	$7,350(2)	$0	$112,350(3)

_______________________

(1)

Includes a portion of the performance bonus in the amount of $105,000 earned during December 2006. Mr Rodríguez also requested deferment of $400,000 of his performance bonus earned during 2007. However, performance bonuses for fiscal year 2007 were paid on January 2008, thus, are not included in the deferred compensation plan balance as of December 31, 2007.

(2)	Represents interest income earned during 2007.
(3)	The aggregate balance as of December 31, 2007 is comprised of compensation deferred by Mr. Rodríguez during 2007 in the amount of $105,000 plus interest income earned during 2007.

D. Long Term Incentive Plan

I06 Plan:

BSSA sponsors a long term incentive plan, known as the I06 Plan, for certain of its employees and those of its subsidiaries, including the Corporation. The plan was approved by the Board of Directors of the Corporation on December 29, 2006. Under said plan BSSA awarded to a select group of key employees of the Corporation and its subsidiaries, including the NEOs, options to receive shares of common stock of BSSA if certain conditions under the incentive plan were met. To be eligible under the incentive plan, the Corporation’s employees must have met certain conditions as of December 31, 2006, including employees’ continued service from January 1, 2003 to the exercise date. In addition, to be able to exercise their rights under the incentive plan, certain conditions had to be met related to the total return of BSSA shares during the period between 2005 and 2007 when compared to a group of 29 international financial institutions, and BSSA’s increase in earnings per share during the period from 2004 to 2006 when compared to a group of 29 international financial institutions.

The value of the options under the incentive plan is tied to the value of the shares of common stock of BSSA and has characteristics similar to stock appreciation rights.  A participant employee may exercise its rights under the incentive plan between January 15, 2008 and January 14, 2009, and will receive from his/her employer the amount of shares of common stock of BSSA resulting from (A) the product of (i) the opening market price of the BSSA shares of common stock at the time of exercise of the rights (which is two days after notification of intention to exercise), minus the average weighted price of such shares during the first 15 trading days of 2005, and (ii) the number of options awarded to the participant employee; (B) less Spain’s 18% applicable tax withholding; (C) divided by the price of the BSSA shares of common stock at the time of exercise of the rights.  BSSA has determined that the average weighted price of the BSSA shares during the first 15 trading days of 2005 is €9.09. Thus, the formula will be as follows:

NS= (MP-€9.09) x NO x (1-.18)

MP

Where:

NS = Number of Shares of BSSA

MP = Opening Market Price in Euros at exercise date

NO = Number of options to be exercised

The table below sets forth the number of options awarded to each NEO under the I06 Plan:

NEO	Number of Options
José R. González	176,200
Carlos M. García	185,500
María Calero Padrón	60,300
José Alvarez	62,300(1)
James Rodríguez	0(2)
Juan C. Batlle	56,200

__________________________

(1)

Mr. Alvarez’s options were granted to him directly by BSSA and, therefore, are not included under Puerto Rico’s I06 Plan. However, the terms and conditions of the BSSA I06 Plan are substantially similar to the Puerto Rico I06 Plan, except that Mr. Alvarez, at his option, may exercise his options either by: (i) paying the base price of €9.09 per share to acquire one BSSA share per option awarded; or (ii) receiving the number of BSSA shares resulting from the I06 formula described above.

(2)	Mr. Rodríguez did not meet all the requirements to participate in the I06 Plan.

In accordance to Generally Accepted Accounting Principles (GAAP), the Corporation, through its subsidiaries, recognizes a monthly expense in connection with the incentive plan over the service period of 14 months. BSSA will reimburse the Corporation, through its subsidiaries, an amount equal to the expense recognized for financial statement purposes in connection with the incentive plan.  This reimbursement will be considered a capital contribution to the Corporation and will not generate any income tax liability to the Corporation or its subsidiaries.  The Corporation recognized compensation expense of $10.3 million in 2007 and $0.8 million in 2006 related to the incentive plan.

I09 Plan and I10 Plan:

BSSA also sponsors two additional long term incentive plans, hereinafter referred to as I09 Plan and I10 Plan, for certain of its employees and those of its subsidiaries, including the Corporation. These plans were approved by the Board of Directors of the Corporation on December 3, 2007. Under the plans, BSSA awarded to a select group of key employees of the Corporation and its subsidiaries, including the NEOs, shares of common stock of BSSA. Both plans are subject to the following conditions:

Conditions	I09 Plan	I10 Plan
Service Condition	From grant date through June 30, 2009	From grant date through June 30, 2010
Stockholder Return Condition	Up to 50% of the shares to be awarded will be based on BSSA Total Stockholder Return, as defined for the plan, measured from 2007 through 2009.	Up to 50% of the shares to be awarded will be based on BSSA Total Stockholder Return, as defined in the agreement measured from 2007 through 2010.

Earnings Per Share Condition

Up to 50% of the shares to be awarded will be based on BSSA Earnings Per Share Growth, as defined for the plan, measured based on the audited consolidated financial statements of BSSA and 21 international financial institutions for fiscal years 2006 through 2008.

Up to 50% of the shares to be awarded will be based on BSSA Earnings Per Share Growth, as defined for the plan, measured based on the audited consolidated financial statements of BSSA and 21 international financial institutions for fiscal years 2006 through 2009.

The actual number of shares to be received by the NEOs will depend on the sum of the two different rankings for the BSSA shares when compared to a group of 21 international financial institutions to be determined by BSSA as follows:

BSSA’s ranking based on Total Stockholder Return	% of shares to be awarded	BSSA’s ranking based on Earnings Per Share Growth	% of shares to be awarded
1st to 6th	50%	1st to 6th	50%
7th	43%	7th	43%
8th	36%	8th	36%
9th	29%	9th	29%
10th	22%	10th	22%
11th	15%	11th	15%
12th and below	0%	12th and below	0%

Under the I09 Plan, participant employees, including the NEOs, will receive their corresponding shares of stock of BSSA no later than July 31, 2009. Under the I10 Plan, participant employees, including the NEOs, will receive their corresponding shares of stock of BSSA no later than July 31, 2010.

The Corporation recognized a compensation expense of $106,900 for the I09 Plan and $97,500 related to the I10 Plan for the year ended December 31, 2007.

E. 100 Shares of BSSA Common Stock

On August 6, 2007, BSSA granted 100 shares of its common stock to all employees of BSSA’s operating entities as of June 23, 2007, as part of the celebration of BSSA’s 150th Anniversary. The Corporation recognized compensation expense during 2007 in connection with this stock award amounting to approximately $4,300,000. The compensation expense was reimbursed to the Corporation by an affiliate and recognized as a capital contribution.

F. Retirement-Related Benefits

The Corporation’s qualified defined benefit and contribution plans are intended to help encourage the accumulation of wealth over a long period of time. These benefits are also part of the Corporation’s strategy to compete for and retain talent that might otherwise be lured away from the Corporation by competing financial institutions who offer their employees similar compensation packages.

Pension Plan

The Corporation has a qualified defined benefit retirement plan that provides eligible employees (including executive officers) with defined retirement benefits (the “Retirement Plan”). The Retirement Plan was frozen as of December 31, 2006.

The compensation basis used for the Retirement Plan formula is basic annual earnings and is subject to the limitations under the U.S. Internal Revenue Code (the “Code”). The normal retirement age under the Retirement Plan is 65 years of age; early retirement age is 55 years of age and 15 years of service. At early retirement, benefits are subject to actuarial reduction. The Retirement Plan complies with the Employees Retirement Income Security Act of 1974, as amended (“ERISA”), and pension costs are funded according to ERISA’s minimum funding standards. During fiscal year 2006, the total contribution to the Retirement Plan by the Corporation amounted to $2,676,420. During fiscal year 2007, the total contribution to the Retirement Plan by the Corporation amounted to $5,742,680.

Benefits are paid on the basis of a straight life annuity plus supplemental death benefits and are not reduced for social security or other retirement benefits received by participants. None of the NEOs benefited from the Retirement Plan during the fiscal year ended December 31, 2007.

The following table sets forth the estimated benefits under the Retirement Plan as of December 31, 2007 for the participating NEOs:

Pension Plan Table
NEO	Plan name	Number of Years Credited Service as of 12-31-07	Present Value of Accumulated Benefit as of 12-31-07	Payments during Fiscal year 2007	Change in Pension Value
José R. González	Plan de Pensión para los Empleados de Banco Santander Puerto Rico	5.8	$76,871	0	$5,686
María Calero	Plan de Pensión para los Empleados de Banco Santander Puerto Rico	12	222,636	0	10,657

Employees Savings Plan

The Corporation has a defined contribution savings plan pursuant to Section 1165 (e) of the Puerto Rico Internal Revenue Code of 1994, as amended (the “Puerto Rico Code”), which is similar to Section 401-K of the Code. The Plan complies with ERISA and is qualified under the Puerto Rico Code. Employees from the Bank, Santander Insurance Agency, Inc., and Santander International Bank, Inc., benefit from this savings plan. The employees are eligible to participate in the Corporation’s savings plan after completing six (6) months of service. There is no minimum age requirement to participate. Participating employees may contribute from 1% to 10% of their annual compensation or $8,000, whichever is lower. The Corporation contributes to the savings plan 50% of the employee’s contributions for a particular year up to not less than 4% nor more than 6% of the employee’s total compensation, as approved by the Board of Directors on an annual basis. The Corporation contributions to the Savings Plan for the fiscal year ended December 31, 2007 amounted to $570,694. The Corporation’s contributions become 100% vested after five years from the date the employee became a participant under the savings plan.

Santander Securities Corporation has a deferred arrangement profit sharing plan under Section 1165 (e) of the Puerto Rico Code, which became effective January 1, 1997. Employees from Santander Securities Corporation and Santander Asset Management Corporation benefit from the Santander Securities Corporation’s profit sharing plan. Under this plan, Santander Securities Corporation makes contributions to match 50% of employees’ allowable contributions as defined under the Puerto Rico Code. In addition, the plan provides for Santander Securities Corporation to make contributions based on the compensation of eligible employees, as defined therein. Santander Securities Corporation’s contributions to the plan amounted to $302,499 for the matching and $456,736 for the profit sharing provision for the fiscal year ended December 31, 2007. Santander Securities Corporation’s contributions become 100% vested once the employee attains five years of service.

Santander Financial Services, Inc. also has its own defined contribution savings plan under Section 1165 (e) of the Puerto Rico Code for its employees. The Plan complies with ERISA and is qualified under the Puerto Rico Code. The employees of Santander Financial Services, Inc. are eligible to participate in the savings plan after completing six (6) months of service. There is no minimum age requirement to participate.  Participating employees may contribute from 1% to 10% of their annual compensation or $8,000, whichever is lower.  Under this plan, Santander Financial Services, Inc. makes contributions to match 50% of employees’ allowable contributions up to 6% of the employee’s total compensation. Santander Financial Services, Inc.’s contributions become 100% vested once the employee attains five years of service. Santander Financial Services, Inc.’s contributions to the savings plan for the fiscal year ended December 31, 2007 amounted to $145,904.

G. Perquisites

The Corporation offers to its NEOs and Expatriated NEOs certain perquisites under the Corporation’s policies and procedures and depending on the terms and conditions of the employment agreements with the NEOs or Expatriated NEOs, if any. These perquisites are offered as part of the Compensation Program as an additional incentive to fulfill the objectives of the Corporation. Following is a brief description of the perquisites offered by the Corporation to the NEOs and Expatriated NEOs.

Car Allowance

The Corporation offers car allowance benefits to those executive officers who are not eligible to use company owned cars but whose responsibilities require performing a substantial part of his/her job outside the premises of the Corporation. The amount of the car allowance is determined by the Corporation’s Human Resources Department based on factors such as the position and responsibilities of each executive officer, and based on car allowance policies and procedures approved by the Board of Directors of the Corporation. The car allowance amount is payable in cash in equal monthly installments as part of the compensation package of the executive officer.

Company Owned Cars

The Corporation approved a new Company Owned Car policy on January 17, 2007. Company owned cars are assigned to the President and CEO up to an amount determined by the Board of Directors of the Corporation from time to time and to the Senior Executive Vice President and Chief Operating Officer and the Executive Vice Presidents up to $60,000. Company owned cars are assigned and may be used in accordance with the company owned car policies and procedures approved by the Board of Directors of the Corporation. Company owned cars are changed every four to five years, depending on the manufacturer’s warranty. The Corporation reimburses all expenses related to the company owned cars, including gasoline, insurance and maintenance.

Club Memberships

Social club memberships are offered by the Corporation to its NEOs and Expatriated NEOs to encourage business relationships with existing or prospective customers. To be eligible for the club memberships, the Corporation will evaluate if the NEOs’ participation will increase the business value and if it is closely related with the performance of the NEOs’ professional responsibilities. Club memberships are assigned and may be used in accordance with the club membership’s policies and procedures approved by the Board of Directors of the Corporation.

Expatriated NEOs’ Perquisites

Under the Expatriated NEOs Compensation Program, the Expatriated NEOs are entitled to certain perquisites such as housing, school payments, utilities, vacations, tax gross-ups and other related expenses. These perquisites are basically offered to compensate the Expatriated NEOs for the difference in the cost of living between his/her country of origin and Puerto Rico. The amount of the perquisites assigned to each Expatriated NEO will be based on the position held, responsibilities, cost of living and status before the transfer to Puerto Rico, and will be specified in the corresponding employment agreement with such Expatriated NEO.

The Compensation Tables:

The following Summary Compensation Table provides information regarding reportable compensation for each of the Corporation’s NEOs.

SUMMARY COMPENSATION TABLE
Name and principal position of NEOs	Year	Base salary	Bonus (1)	Stock Awards (2)	Option Awards (3)	Non-equity incentive plan compensation (4)	Change in pension plan value & non-qualified deferred compensation earnings(5)	All other compensation	Total Compensation (6)
José R. González President and CEO	2007	$650,000	$2,000	$42,293	$1,268,530	$500,000	$5,686	$26,890(7)	$2,495,399
	2006	650,000	2,500	-	103,793	600,000	20,734	31,752(8)	1,408,779
Carlos M. García Senior Executive Vice President and COO	2007	525,016(9)	2,000	16,283	1,335,484	350,000	-	18,600(10)	2,247,383
	2006	525,000	2,500	-	109,271	450,000	-	18,348(11)	1,105,119
María Calero Executive Vice President and CAO	2007	250,000(12)	2,000	7,262	434,122	75,000	10,657	2,834(13)	781,875
	2006	239,602(14)	2,500	-	35,520	90,000	46,054	3,086(15)	416,762

José Alvarez Executive Vice President and Director of Operations and Information Technology	2007	199,492(16)	3,810	13,721	448,521(17)	92,000	-	265,856(18)	1,009,846
James Rodríguez President of Santander Securities Corporation	2007	250,000(19)	2,000	13,721	-	600,000(20)	-	18,774(21)	884,495
	2006	200,000	2,500	-	-	350,000	-	18,334(22)	570,834
Juan Carlos Batlle President of Santander Asset Management Corporation	2007	200,000	2,000	7,549	404,605	250,000	-	18,600(23)	882,754

____________________

(1)	Includes Christmas bonuses earned for the corresponding fiscal year.
(2)	Represents the dollar amount recognized for financial statement purposes pursuant to FAS 123R in connection with the I09 and I10 Plans, and the 100 BSSA shares granted by BSSA in August 2007.
(3)

Represents the dollar amount recognized for financial statement purposes under FAS 123R in connection with the I06 Plan. The amount showed for 2006 represents the amount recognized for financial statement purposes for the year ended December 31, 2006, which was not included in the 2006 Summary Compensation Table.

(4)	The amounts included as non-equity incentive compensation correspond to performance bonuses earned for each fiscal year.
(5)

Includes changes in pension plan value for fiscal years 2006 and 2007. Does not include non-qualified deferred compensation earnings since the Corporation understands they are not above-market or preferential earnings.

(6)

Approximately 45% to 60% of the amount of 2007 Total Compensation for the NEOs, except for Mr. Rodríguez, is related to the valuation of the options awarded to the NEOs pursuant to the I06 Plan. The valuation was computed pursuant to FAS 123R. The fair value of the BSSA shares as of December 31, 2007 was €14.79. Please note that the opening market value of the BSSA shares on March 13, 2008 was €11.51. The decrease in the value of the shares is not taken into consideration in the calculation of the amounts shown in the Summary Compensation Table. The following table shows the amount of compensation related to the option awards and the 2007 total compensation for each NEO, using BSSA shares’s market price as of March 13, 2008. The amount was determined using the I06 formula, the opening market value of the BSSA shares on March 13, 2008, as required in the formula, and an exchange rate of 1.55839.

NEO	Value of award to be received by NEOs using BSSA shares market price as of March 13, 2008	2007 Total Compensation after valuation of option awards using BSSA shares market price as of March 13, 2008
José R. González	$ 664,503	$1,891,372
Carlos M. García	699,568	1,611,467
María Calero	227,407	575,160
José Alvarez	234,954	809,833
Juan Carlos Batlle	211,942	690,091

(7)

Includes: $4,000 (Corporation’s contributions to the employees’ savings plan); $4,327 (health insurance premiums); $580 (disability insurance premiums); $1,485 (life insurance); $10,024 (estimated perquisite value for use of company car at 50% of company car depreciation, costs and expenses for 2007); $6,474 (estimated value for personal use of Club Memberships at 50% of memberships’ payments).

(8)

Includes: $4,000 (Company’s contributions to the employees’ savings plan); $5,506 (health insurance premiums); $594 (disability insurance premiums); $1,572 (life insurance); $18,040 (estimated perquisite value for use of company car at 50% of company car costs and expenses for 2006); $2,040 (estimated value for personal use of Club Memberships at 50% of memberships’ payments).

(9)	Santander Securities Corporation paid $220,516 of Mr. García’s total base salary and the remaining $304,500 is paid by the Bank.
(10)

Includes: $4,000 (Santander Securities Corporation’s contributions to the employees’ savings plan); $9,000 (2007 Santander Securities Corporation’s profit sharing under Santander Securities Corporation’s deferred arrangement profit sharing plan); $4,327 (health insurance premiums); $580 (disability insurance premiums); $693 (life insurance). Mr. García participates in the employees saving plan and profit sharing plan of Santander Securities Corporation but does not participate in the employee savings plan offered by the Corporation.

(11)

Includes: $4,000 (Company’s contributions to the employees’ savings plan); $7,500 (2006 Santander Securities Corporation’s profit sharing under Santander Securities Corporation’s deferred arrangement profit sharing plan); $5,506 (health insurance premiums); $607 (disability insurance premiums); $735 (life insurance).

(12)

Represents the amount of base salary earned by Ms. Calero during fiscal year 2007, a portion of which was deferred pursuant to her Optional Deferred Compensation Benefit Agreement with the Bank. For information about the amount deferred by Ms. Calero, please see Ms. Calero’s Deferred Compensation Table under the “Optional Deferred Compensation Benefit” heading in the CD&A.

(13)	Includes: $1,747 (health insurance premiums); $580 (disability insurance premiums); $507 (life insurance).
(14)

Represents the amount of base salary earned by Ms. Calero during fiscal year 2006, a portion of which was deferred pursuant to her Optional Deferred Compensation Benefit Agreement with the Bank. The Summary Compensation Table for the 2006 Proxy Statement showed the amount paid to Ms. Calero net of the portion deferred during 2006. Pursuant to the new SEC rules, the 2006 base salary has been modified in this Summary Compensation Table to reflect the amount earned (including the amount deferred) instead of the amount received by Ms. Calero during fiscal year 2006. For information about the amount deferred by Ms. Calero, please see Ms. Calero’s Deferred Compensation Table under the “Optional Deferred Compensation Benefit” heading in the CD&A.

(15)	Includes: $2,154 (health insurance premiums); $514 (disability insurance premiums); $418 (life insurance).
(16)	Mr. Alvarez’s base salary was increased to $200,000, effective on February 15, 2007.
(17)

Mr. Alvarez’s options were granted directly by BSSA and BSSA recognized the corresponding compensation expense in accordance with its accounting practices. Since the Corporation did not grant the options to Mr. Alvarez, the Corporation did not recognize any compensation expense in connection with such options. The amount shown for Mr. Alvarez in the "Option Award" column represents the dollar amount that would had been recognized for financial statement purposes under FAS 123R in connection with the I06 Plan if the options had been granted by the Corporation.

(18)

Includes: $20,556 (health insurance premiums); $580 (disability insurance premiums); $3,091 (life insurance); $100,654 (tax gross-ups); and the following perquisites: Housing - $72,000; School payments - $19,154; Utilities - $6,115; Currency changes - $6,446; Car Allowance - $18,000 and Vacations - $19,260.

(19)	Mr. Rodríguez’s base salary was increased effective on January 1, 2007.
(20)

Represents the amount of performance bonus earned by Mr. Rodríguez for fiscal year 2007, a portion of which was deferred pursuant to Santander Securities Corporation optional deferred compensation benefit plan. For information about the amount deferred by Mr. Rodríguez, please see Mr. Rodríguez’s Deferred Compensation Table under the “Optional Deferred Compensation Benefit” heading in the CD&A.

(21)

Includes: $4,000 (Corporation’s contributions to the employees’ savings plan); $9,000 (2007 Santander Securities Corporation’s profit sharing under Santander Securities Corporation’s deferred arrangement profit sharing plan); $4,327 (health insurance premiums); $580 (disability insurance premiums); $867 (life insurance).

(22)

Includes: $4,000 (Company’s contributions to the employees’ savings plan); $7,500 (2006 Santander Securities Corporation’s profit sharing under Santander Securities Corporation’s deferred arrangement profit sharing plan); $5,506 (health insurance premiums); $593 (disability insurance premiums); $735 (life insurance).

(23)

Includes: $4,000 (Corporation’s contributions to the employees’ savings plan); $9,000 (2007 Santander Securities Corporation’s profit sharing under Santander Securities Corporation’s deferred arrangement profit sharing plan); $4,327 (health insurance premiums); $580 (disability insurance premiums); $693 (life insurance).

GRANTS OF PLAN-BASED AWARDS
			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (4) (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Options Awards (5) ($/Sh)	Grant Date Fair Value of Stock and Option Awards(6) ($)
NEO	Plan Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (1) (#)	Target (2) (#)	Maximum (3) (#)
José R. González President and CEO	I06	12-27-06	-	-	-	0	64,352	80,418	-	-	-	$1,160,155
	I09	12-3-07	-	-	-	0	18,640	22,417	-	-	-	401,277
	I10	12-3-07	-	-	-	0	27,825	33,625	-	-	-	599,011
	-	8-6-07	-	-	-	-	-	-	100	-	-	1,850
Carlos M. García Senior Executive Vice President and COO	I06	12-27-06	-	-	-	0	67,749	84,662	-	-	-	1,221,389
	I09	12-3-07	-	-	-	0	6,652	8,000	-	-	-	143,205
	I10	12-3-07	-	-	-	0	9,930	12,000	-	-	-	213,773
	-	8-6-07	-	-	-	-	-	-	100	-	-	1,850
María Calero Executive Vice President and CAO	I06	12-27-06	-	-	-	0	22,023	27,521	-	-	-	397,034
	I09	12-3-07	-	-	-	0	2,495	3,000	-	-	-	53,702
	I10	12-3-07	-	-	-	0	3,724	4,500	-	-	-	80,165
	-	8-6-07	-	-	-	-	-	-	100	-	-	1,850
José Alvarez(7) Executive Vice President and Director of Operations and Information Technology	I06	12-29-04	-	-	-	0	22,753	28,434	-	-	-	423,010
	I09	12-3-07	-	-	-	0	5,405	6,500	-	-	-	116,354
	I10	12-3-07	-	-	-	0	8,275	10,000	-	-	-	178,145
	-	8-6-07	-	-	-	-	-	-	100	-	-	1,850
James Rodríguez President of Santander Securities Corporation	I06	12-27-06	-	-	-	0	0	0	-	-	-	0
	I09	12-3-07	-	-	-	0	5,405	6,500	-	-	-	116,354
	I10	12-3-07	-	-	-	0	8,275	10,000	-	-	-	178,145
	-	8-6-07	-	-	-	-	-	-	100	-	-	1,850
Juan Carlos Batlle President of Santander Asset Management Corporation	I06	12-27-06	-	-	-	0	20,526	25,650	-	-	-	370,038
	I09	12-3-07	-	-	-	0	2,495	3,000	-	-	-	53,702
	I10	12-3-07	-	-	-	0	4,138	5,000	-	-	-	89,072
	-	8-6-07	-	-	-	-	-	-	100	-	-	1,850

_______________________

(1)

a) Under the I06 Plan, the future payouts will depend on the price of BSSA shares at the time of exercise. The NEOs will not receive any shares of BSSA if the price of the share is €9.09 or less. Please see the “I06 Plan” description under the “Long Term Incentive Plan” caption in the CD&A.

b) Under the I09 and I10 Plans, the actual number of shares of BSSA shares to be received will depend on the sum of BSSA’s rankings related to the total return on BSSA shares when compared to a group of 21 international financial institutions and the increase in earnings per share of BSSA when compared to a group of 21 international financial institutions. The NEOs will not receive any shares of BSSA if BSSA is in or below the 12th position in both rankings when compared to said group of financial institutions. Please see the “I09 Plan and I10 Plan” description under the “Long Term Incentive Plan” caption in the CD&A.

(2)

a) For the I06 Plan, the amount shown in the “Target” column represents the number of shares underlying options computed based on the formula described under “I06 Plan” description in the CD&A, using an average of target prices for the BSSA shares published by Bloomberg from January 2, 2008 to February 19, 2008. The average target price used is €16.59. The “target price” represents a maximum upside potential for the stock price in the next 12 months as determined by each analyst. The “average target price” was calculated taking into account the recommendations of 26 analysts.

b) For the I09 and I10 Plans, the amount in the “Target” column is the number of shares to be received by the NEOs using the I09 and I10 formula assuming that BSSA will keep the same rankings it has as of December 31, 2007. Please see the “I09 Plan and I10 Plan” description under the “Long Term Incentive Plan” caption in the CD&A.

(3)

a) For the I06 Plan, the amount shown in the “Maximum” column represents the maximum number of shares underlying options computed using the formula described under “I06 Plan” description in the CD&A, assuming the highest target price for the BSSA shares published by Bloomberg from January 2, 2008 to February 19, 2008, which was €20.50.

b) For the I09 and I10 Plans, the amount shown in the “Maximum” column represents the maximum number of shares to be received by the NEOs using the formula described under “I09 Plan and I10 Plan” description under the “Long Term Incentive Plan” caption in the CD&A and assuming BSSA meets the highest rankings.

(4)	BSSA granted 100 shares of its common stock to all its employees worldwide. Please see the award description under “100 BSSA Shares of Common Stock” in the CD&A.
(5)

Please note that plan participants do not pay any amount of money to receive the shares, instead the price determined based on the I06 formula is used to determine the amount of shares to be received by each participant. Please see the “I06 Plan” description and formula under the “Long Term Incentive Plan” caption of the CD&A.

(6)

Computed in accordance with FAS 123R as of the grant date. a) For the I06 Plan, the value of the options at grant date was €4.99, which was determined by an independent consultant engaged by BSSA. The value of the options at grant date is the same for all NEOs. The exchange rate for December 2006 use for all the NEOs except for Mr. Alvarez was 1.3195. The exchange rate use for Mr. Alvarez was 1.3607 which was the exchange rate applicable for December 2004, Mr.Alvarez’s grant date.

b) For the I09 Plan and I10 Plan, the value of the BSSA shares at grant date was €14.63. The exchange rate use for December 2007 was 1.4715.
(7)

Mr. Alvarez received his rights under the I06 Plan directly from BSSA. BSSA’s I06 Plan is substantially similar to the Corporation’s I06 Plan, except that Mr. Alvarez, at his option, may exercise the options granted either by: (i) obtaining one share of BSSA for each option granted and paying an exercise price of €9.09 per share; or (ii) receiving the number of BSSA shares resulting from the I06 formula described above under the I06 Plan caption of the CD&A. The number of options shown for Mr. Alvarez in the Target and Maximum columns was determined assuming that Mr. Alvarez will exercise his shares based on the I06 Plan formula. Should Mr. Alvarez decide to exercise his options by paying the exercise price, Mr. Alvarez may be able to obtain 62,300 shares of BSSA at an exercise price of €9.09, for a total payment of €566,307 or $833,321.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
		OPTION AWARDS					STOCK AWARDS
Name	Plan Name (1)	Number of Securities Underlying Unexercised Options (#) Exercisable (2)	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)(3)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(4) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(5) ($)
José R. González President and CEO	I06	55,683	0	0	-	1-14-09	-	-	-	-
	I09	-	-	-	-	-	-	-	18,640	$405,671
	I10	-	-	-	-	-	-	-	27,825	605,567
Carlos M. García Senior Executive Vice President and COO	I06	58,623	0	0	-	1-14-09	-	-	-	-
	I09	-	-	-	-	-	-	-	6,652	144,771
	I10	-	-	-	-	-	-	-	9,930	216,111
María Calero Executive Vice President and CAO	I06	19,056	0	0	-	1-14-09	-	-	-	-
	I09	-	-	-	-	-	-	-	2,495	54,300
	I10	-	-	-	-	-	-	-	3,724	81,047
José Alvarez Executive Vice President and Director of Operations and Information Technology	I06	19,688	0	0	-	1-14-09	-	-	-	-
	I09	-	-	-	-	-	-	-	5,405	117,632
	I10	-	-	-	-	-	-	-	8,275	180,093

James Rodríguez President of Santander Securities Corporation	I06	0	0	0	-	-	-	-	-	-
	I09	-	-	-	-	-	-	-	5,405	117,632
	I10	-	-	-	-	-	-	-	8,275	180,093
Juan Carlos Batlle President of Santander Asset Management Corporation	I06	17,761	0	0	-	1-14-09	-	-	-	-
	I09	-	-	-	-	-	-	-	2,495	54,300
	I10	-	-	-	-	-	-	-	4,138	90,057

____________________

(1)

The options under the I06 Plan are vested since January 15, 2008. The shares under the I09 Plan and I10 Plan will be vested on June 30, 2009 and June 30, 2010, respectively, provided that certain conditions are met.

(2)

The estimated number of BSSA shares to be obtained by each NEO upon exercise of the options was computed based on the I06 Plan formula using the market value of the shares as of December 31, 2007, €14.79. The I06 Plan formula is described in the “I06 Plan” description under the “Long Term Incentive Plan” caption of the CD&A.

(3)

Please note that plan participants do not pay any amount of money to obtain the shares, instead the price determined based on the I06 formula is used to determine the amount of shares to be received by each participant. Please see the “I06 Plan” description and formula under the “Long Term Incentive Plan” caption of the CD&A.

(4)

The estimated number of BSSA shares to be obtained by each NEO was computed based on the I09 and I10 Plans formula using the BSSA’s rankings as of December 31, 2007. The I09 and I10 Plans’s formula is described in the “I09 Plan and I10 Plan” description under the “Long Term Incentive Plan” caption of the CD&A.

(5)

The estimated market value of the shares under the I09 and I10 Plans was computed based on the I09 and I10 Plans’s formula and using BSSA’s ranking as of December 31, 2007, multiplied by the market value of the BSSA shares as of December 31, 2007, which was €14.79, and the exchange rate of 1.4715.

OPTION EXERCISES AND STOCK VESTED
Name	OPTION AWARDS		STOCK AWARDS
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (1) (#)	Value Realized on Vesting (2) ($)
José R. González President and CEO	-	-	100	$1,850
Carlos M. García Senior Executive Vice President and COO	-	-	100	1,850
María Calero Executive Vice President and CAO	-	-	100	1,850
José Alvarez Executive Vice President and Director of Operations and Information Technology	-	-	100	1,850
James Rodríguez President of Santander Securities Corporation	-	-	100	1,850
Juan Carlos Batlle President of Santander Asset Management Corporation	-	-	100	1,850

____________________________

(1)	BSSA shares of common stock granted by BSSA. Please see the award description under “100 BSSA Shares of Common Stock” in the CD&A.
(2)	Market value of BSSA shares on the vesting date, August 6, 2007.

Report of the Compensation and Nomination Committee

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis for fiscal year 2007. Based on the review and discussions, the Compensation Committee recommended to the Board, and the Board has approved, that the Compensation Discussion and Analysis be included in the Corporation’s Proxy Statement for its 2008 Annual Meeting of Stockholders.

This report is submitted by the Compensation Committee.

Submitted by

Mr. Víctor Arbulu

Mr. Gonzalo de Las Heras

Mr. Jesús M. Zabalza

Employee Agreements, Termination of Employment and Change in Control Arrangements

José R. González, Carlos M. García, James Rodríguez and José Alvarez have each entered into employment agreements.

On December 27, 2006, the Board of Directors of the Corporation approved the new employment agreements of José R. González, President and CEO, and Carlos M. García, Senior Executive Vice President and COO, of the Corporation. Both employment agreements were filed with the SEC.

Mr. González’ agreement with the Corporation, executed on December 29, 2006, is effective as of January 1, 2007 and expires on January 1, 2009. Under the terms of the agreement, Mr. González is entitled to receive an annual base salary of $650,000 for 2007 and $700,000 for 2008, and incentive compensation in accordance with the Corporation’s Performance Bonus Plan, which is administered by the Compensation Committee. Upon termination of Mr. González’ employment, for other than just cause, Mr. González will be entitled to receive the greater of: (i) $1,250,000; or (ii) the gross salary pending to be received from the date of termination of the agreement to January 1, 2009. In the event that Mr. González’ agreement is not renewed or extended upon its expiration, Mr. González will be entitled to receive the amount of $1,250,000. Upon the occurrence of a change of control of the Corporation, which means any event whereby BSSA reduces its ownership in the outstanding shares of the Corporation to less than 50%, and BSSA does not provide Mr. González with employment in a similar position, Mr. González will be entitled to receive $1,250,000. Upon expiration of the agreement, Mr. González shall not provide similar services to the ones he is now offering to any other company in the banking or securities industry in Puerto Rico for a period of twelve (12) months following the termination. Mr. González’ agreement also contains certain confidentiality provisions.

Mr. García’s agreement with the Corporation, executed on December 29, 2006, is effective as of January 1, 2007 and expires on January 1, 2009. Under the terms of the agreement, Mr. García is entitled to receive an annual base salary of $525,000 for 2007 and $550,000 for 2008, and incentive compensation in accordance with the Corporation’s Performance Bonus Plan, which is administered by the Compensation Committee. Upon termination of Mr. García’s employment, for other than just cause, Mr. García will be entitled to receive the greater of: (i) $1,000,000; or (ii) the gross salary pending to be received from the date of termination of the agreement to January 1, 2009. In the event that Mr. García’s agreement is not renewed or extended upon its expiration, Mr. García will be entitled to receive the amount of $1,000,000. Upon the occurrence of a change of control of the Corporation, which means any event whereby BSSA reduces its ownership in the outstanding shares of the Corporation to less than 50%, and BSSA does not provide Mr. García with employment in a similar position, Mr. García will be entitled to receive $1,000,000.00. Upon expiration of the agreement, Mr. García shall not provide professional services to any other company in the banking industry or that enter in competition with Santander Securities Corporation for a period of six (6) months. This non-competition clause of the agreement will not apply upon termination of the agreement as a result of a change in control. Mr. García’s agreement also contains certain confidentiality provisions.

On April 25, 2005, Santander Securities Corporation entered into an employment agreement with Mr. Rodríguez. Under the agreement, Mr. Rodríguez is entitled to receive an annual base salary to be determined on a yearly basis and an incentive compensation to be determined in accordance with the Performance Bonus Plan, which is administered by the Compensation Committee, based on the performance of Mr. Rodríguez and the net revenues of Santander Securities Corporation. Mr. Rodríguez is also a participant in the benefit plans established by the Bank and benefits of the Christmas Bonus. In addition, Mr. Rodríguez received a loan in the amount of $300,000 for a term of five (5) years, at an annual interest rate equal to the one-year LIBOR plus 200 basis points, to be paid down during the continuous employment of Mr. Rodríguez in an annual amount of $60,000.

On May 19, 2004, Mr. Alvarez entered into an employment agreement with the Corporation for an initial period of three years, under the Expatriated Program of BSSA. The employment agreement was effective on August 1, 2004. The employment agreement entitles Mr. Alvarez to receive a base annual salary, currently in the amount of $200,000, approximately, and incentive compensation in accordance with the Corporation’s Performance Bonus Plan, administered by the Compensation Committee. Mr. Alvarez participates in the disability benefit plan established by the Bank and health and life insurances benefits under BSSA’s health and life insurance plans. Mr. Alvarez is also entitled to use a corporate car, a corporate credit card and certain club memberships, all in accordance with human resources policies and procedures, and certain additional perquisites due to his relocation to Puerto Rico, such as housing, school, vacations, and related moving expenses.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee operates pursuant to a Charter adopted by the Board of Directors of the Corporation. The Charter was reviewed by the Audit Committee to clarify and amend certain of its duties and was approved as amended on July 21, 2006. A copy of such Charter was attached as Exhibit A to the Proxy Statement circulated to shareholders in connection to the 2007 annual meeting of Stockholders and is available on our website at www.santandernet.com.

The role of the Audit Committee is to assist the Corporation’s Board of Directors in its oversight of the Corporation’s financial reporting process and the Corporation’s internal and external audit processes. As set forth in the Charter, management of the Corporation is responsible for the preparation, presentation and integrity of the Corporation’s financial statements, and for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures designed to achieve compliance with accounting standards and applicable laws and regulations. The independent registered public accounting firm of the Corporation is responsible for auditing the Corporation’s financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States of America and the effectiveness of the Corporation’s internal controls over financial reporting. Moreover, as set forth in the Charter, the Audit Committee relies on and makes no independent verification of the financial and other information presented to it or representations made by management or the independent registered public accountants. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles and policies, and internal controls and procedures, designed to achieve compliance with accounting standards and applicable laws and regulations.

In the performance of its oversight function, the Audit Committee has reviewed and discussed with management and the independent registered public accountants the audited consolidated financial statements of the Corporation for the fiscal year ended December 31, 2007, management’s assessment of the effectiveness of the Corporation’s internal controls and the independent registered public accounting firm’s report on internal controls over financial reporting. The Audit Committee has also discussed with the independent registered public accountants, the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as currently modified or supplemented. The Audit Committee has obtained a report from the independent registered public accountants that addresses certain matters related to quality, quality control, and independence, as required by the NYSE listing standards. Finally, the Audit Committee has received the written disclosures and the letter from D&T required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees), as currently modified or supplemented, has considered whether the provision of non-audit services by the independent registered public accounting firm to the Corporation is compatible with maintaining their independence, and has discussed with the independent registered public accounting firm its independence from the Corporation and its management.

Based on the Audit Committee’s review of the audited financial statements, management’s assessment of the effectiveness of internal controls over financial reporting and the independent registered public accounting firm’s report, and the discussions referred to above with management and the independent registered public accounting firm, and subject to the limitations on the role and responsibilities of the Audit Committee set forth in the Charter, the Audit Committee recommended to the Board of Directors that the Corporation’s audited financial statements be included in the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2007 for filing with the SEC.

Submitted by:

Mr. Víctor Arbulu	Director
Mr. Stephen A. Ferriss	Director
Mr. Roberto H. Valentín	Director

DISCLOSURE OF AUDIT FEES

The following is a description of the fees paid or accrued by the Corporation and its subsidiaries for the audits and other services provided by D&T for the fiscal years ended December 31, 2007 and 2006, respectively.

Audit Fees

The aggregate “Audit Fees” paid or accrued by the Corporation for professional services rendered by D&T in connection with the audits of the Corporation’s annual consolidated financial statements for the fiscal years ended December 31, 2007 and 2006, the audit of the effectiveness of the Corporation’s internal controls over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act of 2002, as amended, as of December 31, 2007 and 2006, and for the reviews of the consolidated financial statements included in the Corporation’s quarterly reports on Form 10-Q, were $2,223,854 and $2,098,343, respectively.

Audit-Related Fees

The aggregate fees billed by D&T to the Corporation for the years ended December 31, 2007 and 2006 for audit-related services were $186,486 and $38,775, respectively. These fees relate to consulting services performed in connection with financial accounting and reporting standards.

Tax Fees

D&T does not provide tax services to the Corporation.

All Other Fees

There are no other fees.

In considering the nature of the services provided by D&T, the Audit Committee determined that such services are compatible with the provision of independent audit services. The Audit Committee discussed these services with D&T and the Corporation’s management to determine that they are permitted under the rules and regulations concerning auditor independence promulgated by the SEC to implement the Sarbanes-Oxley Act of 2002, as amended, as well as the provisions of the American Institute of Certified Public Accountants.

Pre-Approval Policy and Procedures

All auditing services and non-audit services must be pre-approved by the Audit Committee. Pre-approval is waived for non-audit services if: (1) the aggregate dollar value of such services does not exceed $10,000; (2) such services were not recognized by the Corporation at the time of the engagement to be non-audit services; and (3) such services are promptly brought to the attention of and approved by the Audit Committee prior to the completion of the audit. All audit and non-audit services were pre-approved by the Audit Committee. The Chairman must update the Audit Committee at the next regularly scheduled meeting of any services that were granted specific pre-approval.

TRANSACTIONS WITH RELATED PARTIES

The Audit Committee is responsible for the review, approval or ratification of transactions with related persons that are reportable under Item 404 of Regulation S-K of the Securities Exchange Act of 1934, as amended. The Audit Committee requires that any covered transactions under Item 404 shall be presented to the Audit Committee for consideration, including information related with the type of transaction and a brief description of it, the nature of the related person’s interest, the amount of the transaction, the amount of the related person’s interest and any other relevant information. The Audit Committee evaluates the information presented and determines whether the transaction is in the best interest of the Corporation. The Audit Committee’s policies and procedures for related party transactions are not in writing, but the proceedings are documented in the minutes of the Audit Committee meetings.

The Bank has entered into loan transactions with the Corporation’s directors and executive officers and the immediate family members of the directors and executive officers, and proposes to continue such transactions in the ordinary course of its business, on substantially the same terms, including interest rates and collateral, as those prevailing for comparable loan transactions with other persons not related to the Corporation. The extensions of credit have not involved and do not currently involve more than normal risks of collectibility or present other unfavorable features.

In addition, the Bank has entered from time to time into loan sale transactions in the ordinary course of business with its affiliate CREFISA, Inc., a subsidiary of BSSA.  During fiscal year 2007, the Bank sold loans to CREFISA, Inc. for an aggregate purchase price of $10.5 million.  This loan sale transaction was made on arms’ length terms, as required by applicable banking laws and regulations, and was duly approved by the Audit Committee.

The Corporation and its subsidiaries have entered, in the ordinary course of business, into information technology services agreements and other related services with the following affiliates and subsidiaries of BSSA, holder of 90.59% of the Corporation’s Common Stock: ALTEC, S.A. (“ALTEC Chile”), America Latina Tecnología de Mexico, S.A. (“ALTEC Mexico”) and ALTEC Puerto Rico, a division of CREFISA, Inc. (“ALTEC Puerto Rico”). During fiscal year 2007, the Corporation and its subsidiaries made the following payments for services rendered by the abovementioned companies during 2007: $6,027,452 to ALTEC Chile, $5,070,256 to ALTEC Mexico, and $1,410,568 to ALTEC Puerto Rico. All of the foregoing transactions are subject to usual trade terms and have been duly approved by the Audit Committee.

Other entities related with immediate family members of the directors or executive officers of the Corporation were engaged by the Corporation or its subsidiaries, in the ordinary course of business, to provide services to the Corporation or its subsidiaries during fiscal year 2007. The fees paid by the Corporation or its subsidiaries to each said entities during fiscal year 2007 did not exceed $120,000.

PROPOSAL TWO: INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Subject to ratification by the stockholders at the Meeting, the Audit Committee has appointed D&T to audit the Corporation’s consolidated financial statements for the fiscal year ending December 31, 2008, and the effectiveness of the Corporation’s of internal controls over financial reporting as of December 31, 2008. D&T audited the Corporation’s consolidated financial statements for the fiscal years ended December 31, 2006 and 2007, and the effectiveness of the Corporation’s internal controls over financial reporting as of December 31, 2006 and 2007. Representatives of D&T will be present at the Meeting and have the opportunity to make a statement if they so desire, and will also be available to respond to appropriate questions.

If the stockholders do not ratify the appointment of D&T, the selection of our independent registered public accountants will be reconsidered by the Audit Committee.

The Board of Directors of the Corporation recommends that you vote FOR ratification of the appointment of D&T as the independent registered public accounting firm for the Corporation for the fiscal year ending December 31, 2008.

The vote of the holders of the majority of the total votes eligible to be cast at the Meeting is required for the approval of this Proposal.

PROPOSALS OF SECURITY HOLDERS TO BE PRESENTED AT THE

2009 ANNUAL MEETING OF STOCKHOLDERS

Stockholders’ proposals intended to be presented at the 2009 annual meeting of Stockholders must be received by the Secretary of the Corporation, at its principal executive offices, Santander BanCorp, 207 Ponce de León Avenue, San Juan, Puerto Rico, 00918, not later than November 20, 2008, for inclusion in the Corporation’s Proxy Statement and Form of Proxy relating to the 2009 annual meeting of Stockholders. If a Stockholder who otherwise desires to bring a proposal before the 2009 annual meeting of stockholders does not notify the Corporation of its intent to do so on or before February 4, 2009, then the proposal will be untimely and the proxies will be able to vote on the proposal at their discretion.

COMMUNICATION WITH DIRECTORS

The Corporation has established procedures for stockholders or other interested parties to communicate directly with the Board of Directors. Such parties may contact the Board of Directors by mail at: Santander BanCorp, Investor Relations, Attention: Mr. Gonzalo de Las Heras, Chairman of the Board, P.O. Box 362589, San Juan, P.R. 00936-2589. All communications made by this means will be received by the Chairman of the Board.

CORPORATE GOVERNANCE GUIDELINES

The Corporation has adopted a Code of Business Conduct within the meaning of Item 406(b) of Regulation S-K of the Securities Exchange Act of 1934, as amended. This Code applies to the directors, the President and CEO, the COO, the CAO, and other executive officers of the Corporation and its subsidiaries in order to achieve a conduct that reflects the Corporation’s ethical principles. The Corporation’s Code of Business Conduct was amended during fiscal year 2005 to expressly apply to the directors of the Corporation, as required by the NYSE’s Corporate Governance Rule 303A.10. The Corporation has posted a copy of the Code of Business Conduct, as amended, on its website at www.santandernet.com. The Corporation also adopted Corporate Governance Guidelines which are available on the Investor Relation website at www.santandernet.com, as required by the NYSE’s Corporate Governance Rule 303A.09. Copies of the Code of Business Conduct and the Corporate Governance Guidelines may be obtained free of charge from the Corporation’s website at the abovementioned internet address.

ANNUAL REPORT AND OTHER MATTERS

Enclosed with this Proxy Statement is the Corporation’s Annual Report to Stockholders, which includes the Annual Report on Form 10-K, the Corporation’s consolidated financial statements and management’s assessment of the effectiveness of the Corporation’s internal controls over financial reporting for the year ended December 31, 2007. The Corporation’s consolidated financial statements for the year ended December 31, 2007 and the effectiveness of the Corporation’s internal control over financial reporting as of December 31, 2007 have been duly certified by D&T as the independent registered public accountants of the Corporation. The Annual Report to Stockholders is not a part of these proxy solicitation materials.

To avoid delays in ballot taking and counting, and in order to assure that your Proxy is voted in accordance with your wishes, compliance with the following instructions is respectfully requested: upon signing a Proxy as attorney, executor, administrator, trustee, guardian, authorized officer of a corporation, or on behalf of a minor, please give full title; if shares are in the name of more than one record holder, all should sign.

Whether or not you plan to attend the Meeting, it is very important that your shares be represented and voted in the Meeting. Accordingly, you are urged to properly complete, sign, date and return your Proxy Card.

San Juan, Puerto Rico, March 24, 2008.	By Order of the Board of Directors
Rafael Bonilla, Esq.
Secretary

Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

1.	To elect three (3) directors for a three year term, ending on 2011:

Nominees: 01 José R. Gonzëlez, 02 Carlos M. García, 03 Roberto H. Valentín.

VOTE GRANTED FOR all nominees	VOTE WITHHELD FOR all nominees
☐	☐
(Insert in the space provided below the names of those nominees for whom you do not wish to vote)

		FOR	AGAINST	ABSTAIN
2.	To ratify the appointment of Deloitte & Touche LLP as the company’s independent accountants for fiscal year 2008:	☐	☐	☐

3.

AT THEIR DISCRETION, the proxies are authorized to vote upon such other business as may properly come before the meeting. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE ITEMS 1 and 2. Please refer to instructions below.

PLEASE SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES, PUERTO RICO OR THE U.S. VIRGIN ISLANDS.

Signature	Signature	Date

Please sign exactly as your name appears hereon. When shares are held by joint tenants or by tenants in common, each holder should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, the president or other authorized officer should sign under the full corporate name, and the position of such authorized officer should appear below the signature. If a partnership, please sign in partnership name by authorized person.
▲FOLD AND DETACH HERE▲

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SANTANDER BANCORP

This proxy is solicited on behalf of the Board of Directors.

          The undersigned hereby appoints any member of the Board of Directors as Proxies, each with the power to appoint his/her substitute, and authorizes them to represent and to vote as designated on the reverse side all the shares of common stock of Santander BanCorp held on record by the undersigned on March 14, 2008, at the Annual Meeting of Shareholders to be held at Santander Tower, B-7 Tabonuco Street, Suite 1800, Guaynabo, Puerto Rico.

(Continued on reverse side)

Address Change/Comments (Mark the corresponding box on the reverse side)

▲  FOLD AND DETACH HERE  ▲
ANNUAL MEETING
OF
SANTANDER BANCORP

Thursday, April 24, 2008
10:00 a.m.
San Juan, Puerto Rico

PARKING FEES WILL BE PAID BY SANTANDER BANCORP.